Exhibit 10.2

NETSKOPE, INC.

2025 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are:

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to attract and retain the best available personnel for positions of substantial responsibility,
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to provide additional incentive to Employees, Directors and Consultants, and
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to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Awards.

2. Definitions. As used herein, the following definitions will apply:

2.1 “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

2.2 “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of shares of Common Stock, including but not limited to, under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

2.3 “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Performance Awards.

2.4 “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Change in Control” means the occurrence of any of the following events:

(a) Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (a), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; provided, further, that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board also will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (a). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(b) Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (b), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(c) Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (i) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (ii) a transfer of assets by the Company to: (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (C) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (c)(ii)(C). For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2.6, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its sole purpose is to change the jurisdiction of the Company’s incorporation, (y) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, or (z) the Change in Control occurs by virtue of: (1) any acquisition of additional securities of the Company or voting power with respect thereto by any Founder or a Permitted Entity of such Founder, including as a result of a Permitted Transfer or in connection with a transaction or issuance (including pursuant to outstanding Company equity awards) or any other transaction approved by the Administrator, or (2) any acquisition or disposition of shares of Class B Common Stock by any Founder or a Permitted Entity of such Founder or change in the total voting power of the capital stock of the Company held by any Founder and such Founder’s Permitted Entities as a result of (i) the conversion of any shares of Class B Common Stock into shares of Common Stock or (ii) any change in the voting power of the holders of the Class B Common Stock, including solely as a result of any decrease in the total number of shares of capital stock or of any series of class thereof, as applicable, outstanding.

2.7 “Charter” means the Amended and Restated Certificate of Incorporation of the Company effective within one week after the Registration Date (such date, the “Charter Effective Date”), as it may thereinafter be amended.

2.8 “Class B Common Stock” has the meaning set forth in the Charter.

2.9 “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other formal guidance of general or direct applicability promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.10 “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by a duly authorized committee of the Board, in accordance with Section 4 hereof.

2.11 “Common Stock” means the Class A common stock of the Company, which shall remain as Class A common stock of the Company as of and following the Charter Effective Date.

2.12 “Company” means Netskope, Inc., a Delaware corporation, or any successor thereto.

2.13 “Consultant” means any natural person, including an advisor, engaged by the Company or any of its Parent or Subsidiaries to render bona fide services to such entity, provided the services (a) are not in connection with the offer or sale of securities in a capital-raising transaction, and (b) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

2.14 “Director” means a member of the Board.

2.15 “Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

2.16 “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

2.17 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

2.18 “Exchange Program” means a program under which (a) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (b) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (c) the exercise price of an outstanding Award is reduced or increased. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

2.19 “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(a) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange or the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last Trading Day such closing sales price was reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(c) For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement on Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Common Stock; or

(d) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

2.20 “Fiscal Year” means the fiscal year of the Company.

2.21 “Founder” has the meaning set forth in the Charter.

2.22 “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

2.23 “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

2.24 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.25 “Option” means a stock option granted pursuant to the Plan.

2.26 “Outside Director” means a Director who is not an Employee.

2.27 “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

2.28 “Participant” means the holder of an outstanding Award.

2.29 “Performance Awards” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be cash- or stock-denominated and may be settled for cash, Shares or other securities or a combination of the foregoing under Section 10.

2.30 “Performance Period” means Performance Period as defined in Section 10.1.

2.31 “Period of Restriction” means the period (if any) during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

2.32 “Permitted Entity” has the meaning set forth in the Charter.

2.33 “Permitted Transfer” has the meaning set forth in the Charter.

2.34 “Plan” means this 2025 Equity Incentive Plan.

2.35 “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(b) of the Exchange Act, with respect to any class of the Company’s securities.

2.36 “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

2.37 “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the fair market value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

2.38 “Rule 16b‑3” means Rule 16b‑3 of the Exchange Act or any successor to Rule 16b‑3, as in effect when discretion is being exercised with respect to the Plan.

2.39 “Section 16(b)” means Section 16(b) of the Exchange Act.

2.40 “Section 409A” means Code Section 409A and the U.S. Treasury Regulations and guidance thereunder, and any applicable state law equivalent, as each may be promulgated, amended or modified from time to time.

2.41 “Securities Act” means the U.S. Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

2.42 “Service Provider” means an Employee, Director or Consultant.

2.43 “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

2.44 “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

2.45 “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

2.46 “Trading Day” means a day that the primary stock exchange, national market system, or other trading platform, as applicable, upon which the Common Stock is listed (or otherwise trades regularly, as determined by the Administrator, in its sole discretion) is open for trading.

2.47 “U.S. Treasury Regulations” means the Treasury Regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3. Stock Subject to the Plan.

3.1 Stock Subject to the Plan. Subject to adjustment upon changes in capitalization of the Company as provided in Section 15 and the automatic increase set forth in Section 3.2, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan will be equal to (a) 38,210,000 Shares, plus (b) a number of Shares equal to the number of shares subject to stock options, restricted stock units, or similar awards granted under the Company’s 2012 Stock Incentive Plan and the 2022 Stock Incentive Plan that, on or after the Registration Date, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of Shares to be added to the Plan pursuant to clause (b) equal to 105,800,420 Shares. In addition, Shares may become available for issuance under Sections 3.2 and 3.3. The Shares may be authorized but unissued, or reacquired Common Stock.

3.2 Automatic Share Reserve Increase. Subject to adjustment upon changes in capitalization of the Company as provided in Section 15, the number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2027 Fiscal Year, in an amount equal to the least of (a) 38,210,000 Shares, (b) 5% of the outstanding shares of capital stock of the Company on the last day of the immediately preceding Fiscal Year, or (c) such number of Shares determined by the Board no later than the last day of the immediately preceding Fiscal Year.

3.3 Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, or Performance Awards is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units or Performance Awards are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax liabilities or withholdings related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3.1, plus, to the extent allowable under Code Section 422 and the U.S. Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Sections 3.2 and 3.3.

3.4 Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

4.1 Procedure.

4.1.1 Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

4.1.2 Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

4.1.3 Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to comply with Applicable Laws.

4.2 Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(a) to determine the Fair Market Value;

(b) to select the Service Providers to whom Awards may be granted hereunder;

(c) to determine the number of Shares to be covered by each Award granted hereunder;

(d) to approve forms of Award Agreements for use under the Plan;

(e) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto (including but not limited to, temporarily suspending the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes or to comply with Applicable Laws, provided that such suspension must be lifted prior to the expiration of the maximum term and post-termination exercisability period of an Award), based in each case on such factors as the Administrator will determine;

(f) to institute and determine the terms and conditions of an Exchange Program, including, subject to Section 20.3, to unilaterally implement an Exchange Program without the consent of the applicable Award holder;

(g) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(h) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable non‑U.S. laws or for qualifying for favorable tax treatment under applicable non‑U.S. laws;

(i) to modify or amend each Award (subject to Section 20.3), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option or Stock Appreciation Right (subject to Sections 6.4 and 7.5);

(j) to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 16;

(k) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(l) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(m) to make all other determinations deemed necessary or advisable for administering the Plan.

4.3 Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Performance Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

6.1 Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

6.2 Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

6.3 Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6.3, Incentive Stock Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and calculation will be performed in accordance with Code Section 422 and the U.S. Treasury Regulations promulgated thereunder.

6.4 Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

6.5 Option Exercise Price and Consideration.

6.5.1 Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6.5.1, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

6.5.2 Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

6.5.3 Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (a) cash (including cash equivalents); (b) check; (c) promissory note, to the extent permitted by Applicable Laws, (d) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (e) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (f) by net exercise; (g) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (h) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

6.6 Exercise of Option.

6.6.1 Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

6.6.2 Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option, to the extent that the Option is vested on the date of termination, within three (3) months of termination, or such shorter or longer period of time, as is specified in the Award Agreement or in writing by the Administrator, in each case, in no event later than the expiration of the term of such Option as set forth in the Award Agreement. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

6.6.3 Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within twelve (12) months of termination, or such longer or shorter period of time as is specified in the Award Agreement or in writing by the Administrator (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent the Option is vested on the date of termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

6.6.4 Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within twelve (12) months following the Participant’s death, or within such longer or shorter period of time as is specified in the Award Agreement or in writing by the Administrator (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of death, by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form (if any) acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution (each, a “Legal Representative”). If the Option is exercised pursuant to this Section 6.6.4, Participant’s designated beneficiary or Legal Representative shall be subject to the terms of this Plan and the Award Agreement, including but not limited to the restrictions on transferability and forfeitability applicable to the Service Provider. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

6.6.5 Tolling Expiration. A Participant’s Award Agreement may also provide that:

(a) if the exercise of the Option following the cessation of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (i) the expiration of the term of the Option set forth in the Award Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16(b); or

(b) if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (i) the expiration of the term of the Option or (ii) the expiration of a period of thirty (30) days after the cessation of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7. Stock Appreciation Rights.

7.1 Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

7.2 Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.

7.3 Exercise Price and Other Terms. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 7.6 will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

7.4 Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

7.5 Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6.4 relating to the maximum term and Section 6.5 relating to exercise also will apply to Stock Appreciation Rights.

7.6 Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8. Restricted Stock.

8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

8.2 Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

8.3 Transferability. Except as provided in this Section 8 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

8.4 Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

8.5 Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

8.6 Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

8.7 Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

8.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9. Restricted Stock Units.

9.1 Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

9.2 Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

9.3 Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

9.4 Form and Timing of Payment. Payment of earned Restricted Stock Units will be made at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

9.5 Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

10. Performance Awards.

10.1 Award Agreement. Each Performance Award will be evidenced by an Award Agreement that will specify any time period during which any performance objectives or other vesting provisions will be measured (“Performance Period”), and such other terms and conditions as the Administrator determines. Each Performance Award will have an initial value that is determined by the Administrator on or before its date of grant.

10.2 Objectives or Vesting Provisions and Other Terms. The Administrator will set any objectives or vesting provisions that, depending on the extent to which any such objectives or vesting provisions are met, will determine the value of the payout for the Performance Awards. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

10.3 Earning Performance Awards. After an applicable Performance Period has ended, the holder of a Performance Award will be entitled to receive a payout for the Performance Award earned by the Participant over the Performance Period. The Administrator, in its discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Award.

10.4 Form and Timing of Payment. Payment of earned Performance Awards will be made at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Performance Awards in cash, Shares, or a combination of both.

10.5 Cancellation of Performance Awards. On the date set forth in the Award Agreement, all unearned or unvested Performance Awards will be forfeited to the Company, and again will be available for grant under the Plan.

11. Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to be exempt from or meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent (including with respect to any ambiguities or ambiguous terms), except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. In no event will the Company or any of its Parent or Subsidiaries have any responsibility, liability, or obligation to reimburse, indemnify, or hold harmless a Participant (or any other person) in respect of Awards, for any taxes, penalties or interest that may be imposed on, or other costs incurred by, Participant (or any other person) as a result of Section 409A.

12. Outside Director Limitations. No Outside Director may be paid, issued, or granted, in any Fiscal Year, equity awards (including any Awards issued under this Plan) with an aggregate value (the value of which will be based on their grant date fair value determined in accordance with U.S. generally accepted accounting principles) and any other compensation (including without limitation any cash retainers or fees) that, in the aggregate, exceed $750,000 (with the limit increased to $1,000,000 for the initial year of service). Any Awards or other compensation paid or provided to an individual for his or her services as an Employee, or for his or her services as a Consultant (other than as an Outside Director), will not count for purposes of the limitation under this Section 12.

13. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, its Parent, or any of its Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14. Limited Transferability of Awards. Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution (which, for purposes of clarification, shall be deemed to include through a beneficiary designation if available in accordance with Section 6.6), and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

15.1 Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, and numerical Share limits in Section 3.

15.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

15.3 Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (a) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (b) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (c) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (d) (i) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (ii) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (e) any combination of the foregoing. In taking any of the actions permitted under this Section 15.3, the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly.

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise his or her outstanding Options and Stock Appreciation Rights (or portions thereof) not assumed or substituted for, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, and Performance Awards (or portions thereof) not assumed or substituted for will lapse, and, with respect to Awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In addition, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if an Option or Stock Appreciation Right (or portion thereof) is not assumed or substituted in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.

For the purposes of this Section 15.3 and Section 15.4 below, an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, or Performance Award, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

Notwithstanding anything in this Section 15.3 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 15.3 to the contrary, and unless otherwise provided in an Award Agreement, if an Award that vests, is earned or paid-out under an Award Agreement is subject to Section 409A and if the change in control definition contained in the

Award Agreement (or other agreement related to the Award, as applicable) does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.

15.4 Outside Director Awards. With respect to Awards granted to an Outside Director, the Outside Director will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Parent or Subsidiaries, as applicable.

16. Tax Withholding.

16.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholdings are due, the Company (or any of its Parent, Subsidiaries, or affiliates employing or retaining the services of a Participant, as applicable) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or any of its Parent, Subsidiaries, or affiliates, as applicable) or a relevant tax authority, an amount sufficient to satisfy U.S. federal, state, local, non‑U.S., and other taxes (including the Participant’s FICA obligation) required to be withheld or paid with respect to such Award (or exercise thereof).

16.2 Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax liability or withholding obligation, in whole or in part by such methods as the Administrator shall determine, including, without limitation, (a) paying cash, check or other cash equivalents, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (c) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld or paid or such greater amount as the Administrator may determine; provided in each case that the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (e) such other consideration and method of payment for the meeting of tax liabilities or withholding obligations as the Administrator may determine to the extent permitted by Applicable Laws, or (f) any combination of the foregoing methods of payment. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

17. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or its Subsidiaries or Parents, as applicable, nor will they interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable, to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19. Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective as of one business day prior to the Registration Date. The Plan will continue in effect until terminated under Section 20, but (a) no Options that qualify as incentive stock options within the meaning of Code Section 422 may be granted after ten (10) years from the earlier of the Board or stockholder approval of the Plan and (b) Section 3.2 relating to automatic share reserve increases will operate only until the ten (10) year anniversary of the earlier of the Board or stockholder approval of the Plan.

20. Amendment and Termination of the Plan.

20.1 Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

20.2 Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

20.3 Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21. Conditions Upon Issuance of Shares.

21.1 Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

21.2 Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. state or federal law or non‑U.S. law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

23. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

24. Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Notwithstanding any provisions to the contrary under this Plan, an Award shall be subject to the Company’s clawback policy as may be established and/or amended from time to time to comply with Applicable Laws (including without limitation pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as may be required by the Dodd‑Frank Wall Street Reform and Consumer Protection Act) (the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws. Unless this Section 24 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Parent or Subsidiary of the Company.

NETSKOPE., INC.

2025 EQUITY INCENTIVE PLAN

FRENCH RSU PLAN

1. Introduction

Netskope, Inc. (the “Company”) has established the 2025 Equity Incentive Plan (the “U.S. Plan”), as may be amended from time to time, for the purpose of offering selected service providers the opportunity to acquire equity in the Company through awards of RSUs (as defined below) and other Awards thereby attracting and retaining the best available personnel, providing additional incentives to such personnel and promoting the success of the Company. Unless otherwise defined herein, capitalized terms used herein shall have the same meanings as set forth in the U.S. Plan.

Section 4.2 of the U.S. Plan authorizes the Board or its Committee, subject to the specific duties delegated by the Board to such Committee, to prescribe rules and regulations relating to the U.S. Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-U.S. laws or for qualifying for favorable tax treatment under applicable non-U.S. laws. The Committee has determined that it is advisable to establish a sub-plan for the purpose of permitting RSUs to qualify for specific tax and social security treatment in France. The Committee, therefore, has established this Sub-Plan for RSU awards to French Participants (as defined below) (the “French RSU Plan” and together with the U.S. Plan, the “Plan”) as a sub-plan to the U.S. Plan for the purpose of granting RSUs under Section 9 of the U.S. Plan that qualify for the treatment available under Sections L. 225-197-1 to L. 225-197-5 and L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended (“French-qualified RSUs”), to qualifying Employees who are resident in France for French tax purposes and/or subject to the French social security regime, as described in Section 3 of this French RSU Plan (the “French Participants”).

The terms of the U.S. Plan shall, subject to the limitations set forth herein, constitute the rules of the Plan for French-qualified RSUs granted to French Participants. RSUs granted to French Participants pursuant to the French Sub-Plan are intended to be French-qualified RSUs. However, RSUs may be granted to French Participants under the U.S. Plan and not under the French RSU Sub-Plan, in the Committee’s discretion.

2. Definitions

(a) “Closed Period” means the specific periods set forth by Section L. 22-10-59 of the French Commercial Code as amended from time to time, during which the sale or transfer of Shares acquired at vesting of French-qualified RSUs cannot be sold or transferred, as described in Section 4(c) below, including: (i) the thirty (30) calendar day period before the announcement of an intermediate financial report or end-of-year report that the Company is required to make public; and (ii) with respect to such persons, any period during which the chief executive officer (directeur général), any deputy chief executive officer (directeur général délégué), or any member of the board of directors (conseil d’administration), the supervisory board (conseil de surveillance) or the executive board (directoire) of the Company, or any Employee possesses knowledge of inside information (within the meaning of Article 7 of the Regulation (EU) No 596/2014 of the European Parliament and of the Council of April 16, 2014 on market abuse (Market Abuse Regulation) and cancelling the Directive 2003/6/UE and Directives 2003/124/CE Parliament and 2004/72/CE of the Commission) which has not been disclosed to the public.

If, after adoption of the French RSU Plan, French law or regulations are amended to modify the definition and/or applicability of Closed Periods to French-qualified RSUs, such amendments shall apply to any French-qualified RSUs granted under this French RSU Plan, to the extent permitted or required under French law.

(b) “French Corporate Officer” means any individual who is Chairman of the Board (“président du conseil d’administration”), Chief Executive Officer (“directeur general”), Deputy Chief Executive Officer (“directeur général délégué”), Member of the Executive Board (“membre du directoire”) or Managing Director of a joint-stock company (“gérant de sociétés par actions”) of a French Entity.

(c) “Disability” means total and permanent disability as meets the requirements of categories 2 and 3 under Section L. 341-4 of the French Social Security Code, as amended, subject to the fulfillment of related conditions.

(d) “French Entity” means a Subsidiary or Parent of the Company incorporated in France or a branch of the Company or of any Subsidiary or Parentof the Company registered in France, whether existing currently or in the future, of which the Company holds directly or indirectly at least 10% of the share capital.

(e) “Grant Date” means the date on which the Committee both (i) designates the French Participants, and (ii) specifies the terms and conditions of the French-qualified RSUs being granted, such as the number of Shares subject to each grant of French-qualified RSUs, the vesting conditions of the French-qualified RSUs, and any restrictions on the sale of Shares subject to the French-qualified RSUs.

(f) “RSUs” refers to Restricted Stock Units and means a promise by the Company to issue or deliver Shares in the future, for no consideration, subject to specific terms and conditions, restrictions and vesting requirements (including time-based vesting requirements and/or performance-based vesting requirements) as provided for in Section 9 of the U.S. Plan. RSUs are not transferable except by reason of death of the French Participant as provided in Section 6 below.

(g) “Vesting Date” means the relevant date on which French-qualified RSUs have met all vesting conditions specified by the Committee and the French Participant holding such French-qualified RSUs becomes entitled to receive the Shares underlying such French-qualified RSUs for no cash consideration and the Shares are issued or delivered.

3. Eligibility

(a) Any individual who is a salaried employee under the terms and conditions of an employment contract (“contrat de travail”) with a French Entity or who is an executive corporate officer of the Company at the Grant Date, shall be eligible to receive RSUs under the French RSU Plan provided that he or she also satisfies the eligibility conditions set forth in the U.S. Plan. Any individual who is a French Corporate Officer at the Grant Date, shall be eligible to receive RSUs under the French RSU Plan provided that he or she also satisfies the eligibility conditions set forth in the U.S. Plan. French-qualified RSUs may not be granted to Consultants and / or Directors as defined in the U.S. Plan.

(b) French-qualified RSUs may not be granted to an executive corporate officer of a French Entity, other than the French Corporate Officers (“mandataires sociaux,” i.e., Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de Sociétés par actions), unless the corporate officer is employed by a French Entity, as defined by French law and is otherwise eligible to receive French-qualified RSUs under the Plan.

(c) French-qualified RSUs may not be granted under the French RSU Plan to French Participants owning more than ten percent (10%) of the Shares at the Grant Date (as calculated pursuant to Section L. 225-197-1 of the French Commercial Code, as amended). Grants of RSUs under this French Sub-Plan may not result in any French Participant owning more than ten percent (10%) of the Company’s share capital (as calculated pursuant to Section L. 225-197-1 of the French Commercial Code, as amended) as a result of the vesting of such French-qualified RSUs.

(d) To the extent permissible under French tax and social security laws, including guidelines and specific tax or social security rulings issued by French tax and social security authorities, any individual who is employed by the Company, a Subsidiary, Parent, or a French Entity shall be eligible to receive RSUs under the French RSU Plan (provided that he or she also satisfies the eligibility conditions set forth in the U.S. Plan) even if the individual is not a French tax resident and/or subject to the French social contribution regime at the Grant Date and such an individual shall be considered, to the extent applicable (as determined by the Committee in its sole discretion), as a French Participant for purposes of this French RSU Plan.

4. Conditions of the RSUs.

(a) Notwithstanding any provision in the U.S. Plan to the contrary, the terms and conditions of the RSUs will not be modified after the Grant Date, except as provided under Sections 5, 6, and 7 of the French RSU Plan or as otherwise in keeping with French law.

(b) Vesting and Settlement of RSUs

(i) Minimum Vesting Period. Subject to Section 6, the first Vesting Date for RSUs granted under the French RSU Plan shall not occur prior to the expiration of the period as is required to comply with the minimum mandatory vesting period applicable to French-qualified RSUs under Section L. 225-197-1 of the French Commercial Code, as amended, or the relevant sections of the French Tax Code or the French Social Security Code, as amended, to qualify for the specific tax and social security regime under French law.

(ii) Settlement. RSUs that vest in accordance with the terms and conditions of the applicable Award Agreement shall be settled only by the issuance of Shares.

(c) Additional Restrictions on Shares

(i) Minimum Holding Period. The Shares issued upon vesting of the RSUs may not be sold or otherwise disposed of prior to the expiration of the period as is required to comply with the minimum mandatory holding period applicable under Section L. 225-197-1 of the French Commercial Code, as amended, or the relevant section of the French Tax Code, as amended, or of the French Social Security Code, as amended, to qualify for the specific tax and social security regime under French law (the “Minimum Holding Period”). The Minimum Holding Period applies even after the French Participant is no longer an eligible Employee or executive corporate officer of a French Entity, except in case of the French Participant’s death or Disability.

(ii) French Participant’s Account. The Shares issued pursuant to the vesting of the RSUs granted under the French RSU Plan shall be recorded and held in an account in the name of the French Participant with the Company or a broker or in such other manner as the Company may determine in order to ensure compliance with applicable laws, including the Minimum Holding Period.

(iii) Closed Periods. Shares cannot be sold or transferred during a Closed Period.

(iv) French Corporate Officers. To the extent and as long as applicable to French-qualified RSUs granted by the Company, a specific holding period for the Shares shall be imposed in the applicable Award Agreement for French Participants who qualify as French Corporate Officers of the Company under French law (equivalent to executive corporate officers as set forth in Section 3 above).

5. Changes in Capitalization. Notwithstanding any provisions in the U.S. Plan, adjustments to the RSUs and/or the Shares subject to the RSUs issued hereunder may be made to preclude the dilution or enlargement of benefits under the RSUs in the event of certain corporate transactions by the Company provided that such adjustment is authorized under French law and applicable guidelines of the authorities. In the event of an adjustment in violation of the applicable French rules, the RSUs may no longer qualify for specific tax and social security treatment under French law.

6. Death. If a French Participant ceases to provide services by reason of death while holding RSUs that are not fully vested at the time of death, the unvested RSUs shall become fully transferable to the heirs of the French Participant. Notwithstanding any other provision of the Plan, in the event of death of a French Participant, the French Participant’s heirs are entitled to request that the number of Shares corresponding to the unvested RSUs at the date of death be delivered to them, provided such request is made within six months following the date of the French Participant’s death. If the French Participant’s heirs do not request the delivery of the Shares within six months following the French Participant’s death, the RSUs will be forfeited automatically and with no further indemnification.

7. Adjustments and Change in Control. In the event of capitalization adjustments or adjustments upon a corporate transaction as set forth Section 15 of the U.S. Plan, the French-qualified RSUs may no longer qualify unless the adjustments are recognized under applicable French tax and legal rules. The Committee, at its discretion, may make adjustments to the French-qualified RSUs, notwithstanding that the adjustments are not recognized under French law, in which case the RSUs may no longer qualify as French-qualified RSUs. If the French-qualified RSUs are assumed or substituted or if the vesting or the holding period is accelerated or otherwise adjusted due transactions as set forth Section 9 of the Plan, the RSUs may no longer be considered as French-qualified RSUs. Finally, in the event that a significant decrease in the value of the RSUs granted to French Participants occurs or is likely to occur as a result of a Change of Control of the Company, or a liquidation, reorganization, merger, consolidation or amalgamation with another company in which the Company is not the surviving company, the Committee may, in its discretion, authorize the immediate vesting of the RSUs before the date on which any such Change of Control, liquidation, reorganization, merger, consolidation, or amalgamation becomes effective. If this occurs, the RSUs may no longer qualify for specific tax and social security treatment under French law.

8. Disqualification of RSUs. If the RSUs are modified or adjusted in a manner in keeping with the terms of the U.S. Plan or as mandated as a matter of law and the modification or adjustment is contrary to the terms and conditions of this French RSU Plan, the RSUs may no longer qualify for the specific tax and social security treatment under French law.

If the RSUs no longer qualify for the specific tax and social security treatment under French law, the Board or Committee may, provided it is authorized to do so under the U.S. Plan, lift, shorten or terminate certain restrictions applicable to the vesting of the RSUs or the sale of Shares which may have been imposed under this French RSU Plan or in the Award Agreement delivered to the French Participant.

9. Scheme Limits. The aggregate number of French-qualified RSUs shall not exceed fifteen percent (15%) of the Company’s share capital, or such other percentage as may be required by French law or regulations as amended after adoption of this French RSU Plan.

10. Non-Transferability of RSUs. Notwithstanding any provision in the U.S. Plan to the contrary (and except in the case of death as set forth in Section 6 above), RSUs cannot be transferred to any third party.

11. Settlement in Shares Only. Except regarding adjustments which would be recognized under applicable French tax and legal rules as not triggering the disqualification of the RSUs, only Shares, and not the cash equivalent in lieu of such Shares, may be delivered to any French Participant pursuant to the French-qualified RSUs granted under this French RSU Plan.

12. No Dividend Equivalent Rights. No dividend equivalent right shall be granted to the French Participants with respect to a grant of any French-qualified RSUs.

13. Interpretation. It is intended that the RSUs granted under the French RSU Plan shall qualify for the specific tax and social security treatment applicable to RSUs granted under Sections L. 225-197-1 to L. 225-197-5 and L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax law and the French tax administration, but the Company makes no undertaking to maintain this status. The terms of the French RSU Plan shall be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social security laws, the French tax and social security administrations, any relevant guidelines published by the French tax and social security administrations and are subject to the fulfillment of legal, tax and reporting obligations.

14. Employment Rights. The adoption of this French RSU Plan shall not confer upon the French Participants, or any Employees of a French Entity, any employment rights and shall not be construed as a part of any employment contracts that a French Entity has with its Employees.

15. Amendments. Subject to the terms of the U.S. Plan, the Committee reserves the right to amend or terminate the French RSU Plan at any time, without any retroactive effect.

16. Number of Shares Granted and Stockholder Authorization. The U.S. Plan and the stock limitations contained in Section 3 of the U.S. Plan thereof have been or will be authorized by the Company’s stockholders for grants to French Participants. Such authorization is intended to meet the requirements of Sections L. 225-197-1 and L. 225-197-5 and L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended, to the extent applicable to RSU awards granted by the Company.

17. Adoption and Effective Date. The French RSU Plan is adopted by the Committee on September 3, 2025 and is effective as of that date.

NETSKOPE, INC.

2025 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

NOTICE OF STOCK OPTION GRANT

Unless otherwise defined herein, the terms defined in the Netskope, Inc. 2025 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Stock Option Agreement, which includes the Notice of Stock Option Grant (the “Notice of Grant”), the Terms and Conditions of Stock Option Grant, attached hereto as Exhibit A, the Exercise Notice, attached hereto as Exhibit B, and all other exhibits, appendices, and addenda attached hereto (together, the “Option Agreement”).

Participant Name:

Address:

The undersigned Participant has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Grant Number:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share:	$

Total Number of Shares Granted:

Total Exercise Price:	$

Type of Option:		Incentive Stock Option

Nonstatutory Stock Option

Term/Expiration Date:

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan, this Option Agreement or any other written agreement between Participant and the Company (or any Parent or Subsidiary of the Company, as applicable) governing the terms of this Option, this Option shall vest and be exercisable, in whole or in part, according to the following vesting schedule:

[Insert vesting schedule, e.g.: Twenty-five percent (25%) of the Total Number of Shares Granted under the Option shall be scheduled to vest on the one (1) year anniversary of the Vesting Commencement Date, and one forty-eighth (1/48th) of the Total Number of Shares Granted under the Option shall be scheduled to vest each month thereafter on the same day of the month as the Vesting Commencement Date (and if there is no corresponding day in a particular month, on the last day of the month), subject to Participant continuing to be a Service Provider through each such date.]

Termination Period:

This Option shall be exercisable, to the extent vested, for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this Option shall be exercisable, to the extent vested, for twelve (12) months after Participant ceases to be a Service Provider. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above and this Option may be subject to earlier termination as provided in Section 15 of the Plan.

By Participant’s signature and the signature of the representative of the Company below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement, including the Terms and Conditions of Stock Option Grant, attached hereto as Exhibit A, the Exercise Notice, attached hereto as Exhibit B, and all other exhibits, appendices and addenda attached hereto, all of which are made a part of this document. Participant acknowledges receipt of a copy of the Plan. Participant has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and the Option Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan or this Option Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address indicated below.

PARTICIPANT	NETSKOPE, INC.

Signature	Signature

Print Name	Print Name

Title

Residence Address:

EXHIBIT A

NETSKOPE, INC.

2025 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

TERMS AND CONDITIONS OF STOCK OPTION GRANT

1. Grant of Option.

(a) The Company hereby grants to the individual (“Participant”) named in the Notice of Stock Option Grant of this Option Agreement (the “Notice of Grant”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions in this Option Agreement and the Plan, which is incorporated herein by reference. Subject to Section 20 of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.

(b) For U.S. taxpayers, if designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option (“NSO”). Further, if for any reason this Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event shall the Administrator, the Company or any Parent or Subsidiary or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.

(c) For non-U.S. taxpayers, the Option will be designated as an NSO.

2. Vesting Schedule. Except as provided in Section 3, the Option awarded by this Option Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Unless specifically provided otherwise in this Option Agreement or other written agreement between Participant and the Company or any Parent or Subsidiary of the Company, as applicable, Shares subject to this Option that are scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Option Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

3. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.

4. Exercise of Option.

(a) Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Option Agreement.

(b) Method of Exercise. This Option shall be exercisable by delivery of an exercise notice (the “Exercise Notice”) in the form attached as Exhibit B to the Notice of Grant or in a manner and pursuant to such procedures as the Administrator may determine, which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be completed by Participant and delivered to the Company, accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable Tax Obligations (as defined below). This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable Tax Obligations.

No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Participant on the date on which the Option is exercised with respect to such Shares.

5. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of Participant:

(a) cash;

(b) check;

(c) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

(d) if Participant is a U.S. employee, surrender of other Shares which (i) shall be valued at its fair market value on the date of surrender, and (ii) must be owned free and clear of any liens, claims, encumbrances or security interests, if accepting such Shares, in the sole discretion of the Administrator, shall not result in any adverse accounting consequences to the Company.

A non-U.S. resident’s methods of exercise may be restricted by the terms and conditions of any appendix to this Agreement for Participant’s country (including the Country Addendum, as defined below).

6. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

7. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

8. Tax Obligations.

(a) Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer or any Parent or Subsidiary to which Participant is providing services (together, the “Service Recipients”), the ultimate liability for any tax and/or social insurance liability obligations and requirements in connection with the Option, including, without limitation, (i) all federal, state, and local taxes (including Participant’s Federal Insurance Contributions Act (FICA) obligations) that are required to be withheld by any Service Recipient or other payment of tax-related items related to Participant’s participation in the Plan and legally applicable to Participant, (ii) Participant’s and, to the extent required by any Service Recipient, the Service Recipient’s fringe benefit tax liability, if any, associated with the grant, vesting, or exercise of the Option or sale of Shares, and (iii) any other Service Recipient taxes the responsibility for which Participant has, or has agreed to bear, with respect to the Option (or exercise thereof or issuance of Shares thereunder) (collectively, the “Tax Obligations”), is and remains Participant’s sole responsibility and may exceed the amount actually withheld by the applicable Service Recipient(s). Participant further acknowledges that no Service Recipient (A) makes any representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends or other distributions, and (B) makes any commitment to and is under any obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the applicable Service Recipient(s) (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares.

(b) Tax Withholding. Pursuant to such procedures as the Administrator may specify from time to time, the applicable Service Recipient(s) will withhold the amount required to be withheld for the payment of Tax Obligations. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Participant to satisfy such Tax Obligations, in whole or in part (without limitation), if permissible by applicable local law, by (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a fair market value equal to the minimum amount that is necessary to meet the withholding requirement for such Tax Obligations (or such greater amount as Participant may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences), (iii) having the amount of such Tax Obligations withheld from Participant’s wages or other cash compensation paid to Participant by the applicable Service Recipient(s), (iv) delivering to the Company Shares that Participant owns and that have vested with a fair market value equal to such Tax Obligations, or (v) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the minimum amount that is necessary to meet the withholding requirement for such Tax Obligations (or such greater amount as Participant may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences). To the extent determined appropriate by the Administrator in its discretion, the Administrator will have the right (but not the obligation) to satisfy any Tax Obligations by reducing the number of Shares otherwise deliverable to Participant.

(c) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after the date of exercise, Participant shall immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

(d) Section 409A. Under Section 409A, a stock right (such as the Option) that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004), that was granted with a per share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the fair market value of an underlying share on the date of grant (a “discount option”) may be considered “deferred compensation.” A stock right that is a “discount option” may result in (i) income recognition by the recipient of the stock right prior to the exercise of the stock right, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The “discount option” may also result in additional state income, penalty and interest tax to the recipient of the stock right. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the fair market value of a Share on the date of grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the fair market value of a Share on the date of grant, Participant shall be solely responsible for Participant’s costs related to such a determination. In no event will the Company or any of its Parent or Subsidiaries have any responsibility, liability, or obligation to reimburse, indemnify, or hold harmless Participant (or any other person) in respect of this Option or any other Awards, for any taxes, penalties or interest that may be imposed on, or other costs incurred by, Participant (or any other person) as a result of Section 409A.

9. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

10. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. This Option Agreement is governed by the internal substantive laws but not the choice of law rules of the State of California.

11. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER, WHICH UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAWS IS AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER, SUBJECT TO APPLICABLE LAW, WHICH TERMINATION, UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAW, MAY BE AT ANY TIME, WITH OR WITHOUT CAUSE.

12. Nature of Grant. In accepting the Option, Participant acknowledges, understands and agrees that:

(a) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(b) all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Administrator;

(c) Participant is voluntarily participating in the Plan;

(d) the Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;

(e) the Option and Shares acquired under the Plan and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(f) the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;

(g) if the underlying Shares do not increase in value, the Option will have no value;

(h) if Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;

(i) for purposes of the Option, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Option Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Administrator, (i) Participant’s right to vest in the Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any, unless Participant is providing bona fide services during such time); and (ii) the period (if any) during which Participant may exercise the Option after such termination of Participant’s engagement as a Service Provider will commence on the date Participant ceases to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where Participant is employed or terms of Participant’s engagement agreement, if any; the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of this Option grant (including whether Participant may still be considered to be providing services while on a leave of absence and consistent with local law); and

(j) unless otherwise provided in the Plan or by the Administrator in its discretion, the Option and the benefits evidenced by this Option Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares.

13. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the Shares underlying the Option. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisers regarding his or her participation in the Plan before taking any action related to the Plan.

14. Address for Notices. Any notice to be given to the Company under the terms of this Option Agreement will be addressed to the Company at Netskope, Inc., 2445 Augustine Drive 3rd floor, Santa Clara, CA 95054, or at such other address as the Company may hereafter designate in writing.

15. Successors and Assigns. The Company may assign any of its rights under this Option Agreement to single or multiple assignees, and this Option Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restriction on transfer herein set forth, this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant. The rights and obligations of Participant under this Option Agreement may be assigned only with the prior written consent of the Company.

16. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or non-U.S. law, the tax code and related regulations or under the rulings or regulations of the U.S. Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the U.S. Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the exercise of the Options or the purchase by, or issuance of Shares, to Participant (or his or her estate) hereunder, such exercise, purchase or issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Subject to the terms of the Option Agreement and the Plan, the Company will not be required to issue any certificate or certificates for (or make any entry on the books of the Company or of a duly authorized transfer agent of the Company of) the Shares hereunder prior to the lapse of such reasonable period of time following the date of exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience.

17. Interpretation. The Administrator will have the power to interpret the Plan and this Option Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Option Agreement.

18. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Option awarded under the Plan or future options that may be awarded under the Plan by electronic means or require Participant to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

19. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Option Agreement.

20. Option Agreement Severable. In the event that any provision in this Option Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Option Agreement.

21. Amendment, Suspension or Termination of the Plan. By accepting this Option, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Administrator at any time.

22. Country Addendum. Notwithstanding any provisions in this Option Agreement, this Option shall be subject to any special terms and conditions set forth in an appendix (if any) to this Option Agreement for any country whose laws are applicable to Participant and this Option (as determined by the Administrator in its sole discretion) (the “Country Addendum”). Moreover, if Participant relocates to one of the countries included in the Country Addendum (if any), the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum (if any) constitutes a part of this Option Agreement.

23. Modifications to the Option Agreement. This Option Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Option Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Option Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Option Agreement, the Company reserves the right to revise this Option Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with the Option.

24. No Waiver. Either party’s failure to enforce any provision or provisions of this Option Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Option Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

25. Tax Consequences. Participant has reviewed with his or her own tax advisers the U.S. federal, state, local and non-U.S. tax consequences of this investment and the transactions contemplated by this Option Agreement. With respect to such matters, Participant relies solely on such advisers and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Option Agreement.

EXHIBIT B

NETSKOPE, INC.

2025 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

EXERCISE NOTICE

Netskope, Inc.

2445 Augustine Drive 3rd floor,

Santa Clara, CA 95054

Attention: Stock Administration

1.
Exercise of Option. Effective as of today, ________________, ____, the undersigned (“Participant”) hereby elects to exercise Participant’s option (the “Option”) to purchase ________________ shares of the Common Stock (the “Shares”) of Netskope, Inc. (the “Company”) under and pursuant to the 2025 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement dated ______________, _____, including the Notice of Stock Option Grant, and the Terms and Conditions of Stock Option Grant attached as Exhibit A thereto and other exhibits, appendices and addenda attached thereto (the “Option Agreement”). Unless otherwise defined herein, capitalized terms used in this Exercise Notice will be ascribed the same defined meanings as set forth in the Option Agreement (or the Plan or other written agreement as specified in the Option Agreement).
2.
Delivery of Payment. Participant herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement, and any Tax Obligations to be paid in connection with the exercise of the Option.
3.
Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.
4.
Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Common Stock subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to Participant as soon as practicable after the Option is exercised in accordance with the Option Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 15 of the Plan.
5.
Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.

6.
Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Participant or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties to the maximum extent permitted by law.
7.
Governing Law; Severability. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of California. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Exercise Notice shall continue in full force and effect.
8.
Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. The Plan and the Option Agreement (including this Exercise Notice and any exhibits, appendices, and addenda attached to the Notice of Stock Option Grant of the Option Agreement) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant.

Submitted by:	Accepted by:
PARTICIPANT	NETSKOPE, INC.

Signature	By

Print Name	Print Name

Title

Address:	Address:

Date Received

APPENDIX A

NETSKOPE, INC.

2025 EQUITY INCENTIVE PLAN

COUNTRY ADDENDUM TO STOCK OPTION AGREEMENT

Unless otherwise defined herein, capitalized terms used in this Country Addendum to Stock Option Agreement (the “Country Addendum”) will be ascribed the same defined meanings as set forth in the Option Agreement of which this Country Addendum forms a part (or the Plan or other written agreement as specified in the Option Agreement).

Terms and Conditions

This Country Addendum includes additional terms and conditions that govern this Option awarded to Participant under the Plan if he or she resides and/or works in one of the countries listed below. If Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which Participant is currently residing and/or working, or if Participant relocates to another country after the Options is granted, the Company, in its discretion, shall determine to what extent the terms and conditions contained herein shall apply to Participant.

Notifications

This Country Addendum also may include information regarding exchange controls and certain other issues of which Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other Applicable Laws in effect in the respective countries as of [DATE]. Such Applicable Laws often are complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Country Addendum as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant vests in or exercises the Option or sells Shares acquired under the Plan.

In addition, the information contained in this Country Addendum is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of a particular result. Participant should seek appropriate professional advice as to how the Applicable Laws in Participant’s country may apply to his or her situation.

Finally, if Participant is a citizen or resident of a country other than the one in which Participant currently is residing and/or working, transfers residence and/or employment to another country after this Option is awarded, or is considered a resident of another country for local law purposes, the information in this Country Addendum may not apply to Participant in the same manner.

NETSKOPE, INC.

2025 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

NOTICE OF RESTRICTED STOCK UNIT GRANT

Unless otherwise defined herein, the terms defined in the Netskope, Inc. 2025 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Agreement which includes the Notice of Restricted Stock Unit Grant (the “Notice of Grant”), the Terms and Conditions of Restricted Stock Unit Grant, attached hereto as Exhibit A, and all other exhibits, appendices, and addenda attached hereto (the “Award Agreement”).

Participant Name:

Address:

The undersigned Participant has been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number:

Date of Grant:

Vesting Commencement Date:

Total Number of

Restricted Stock Units:

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan or set forth below, the Restricted Stock Units will be scheduled to vest in accordance with the following schedule:

[Insert vesting schedule, e.g.: Twenty-five percent (25%) of the Restricted Stock Units will vest on the one (1)-year anniversary of the Vesting Commencement Date, and one sixteenth (1/16th) of the Restricted Stock Units will vest on each Quarterly Vesting Date (as defined below) thereafter, subject to Participant continuing to be a Service Provider through each such date.]

A “Quarterly Vesting Date” is [January 1, April 1, July 1, and October 1].

In the event of cessation of Participant’s status as a Service Provider for any or no reason before Participant vests in the Restricted Stock Units, the Restricted Stock Units and Participant’s right to acquire any Shares hereunder will terminate immediately, unless specifically provided otherwise in this Award Agreement or other written agreement between Participant and the Company or any of its Subsidiaries or Parents, as applicable.

By Participant’s signature and the signature of the representative of Netskope, Inc. (the “Company”) below, Participant and the Company agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Restricted Stock Unit Grant, attached hereto as Exhibit A, and all other exhibits, appendices, and addenda attached hereto, all of which are made a part of this document. Participant acknowledges receipt of a copy of the Plan. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement, and fully understands all provisions of the Plan and this Award Agreement. Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator upon any questions relating to the Plan or this Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	NETSKOPE, INC.

Signature	Signature

Print Name	Print Name

Title

Address:

EXHIBIT A

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT

1. Grant of Restricted Stock Units. The Company hereby grants to the individual (“Participant”) named in the Notice of Restricted Stock Unit Grant of this Award Agreement (the “Notice of Grant”) under the Plan an Award of Restricted Stock Units, and subject to the terms and conditions of this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 20 of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan will prevail.

2. Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3 or 4, Participant will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3. Vesting Schedule. Except as provided in Section 4, and subject to Section 5, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant, subject to Participant continuing to be a Service Provider through each applicable vesting date.

4. Payment after Vesting.

(a) General Rule. Subject to Section 8, any Restricted Stock Units that vest will be paid to Participant (or in the event of Participant’s death, to his or her properly designated beneficiary or estate) in whole Shares. Subject to the provisions of Section 4(b), such vested Restricted Stock Units will be paid in whole Shares as soon as practicable after vesting, but in each such case within sixty (60) days following the vesting date. In no event will Participant be permitted, directly or indirectly, to specify the taxable year of payment of any Restricted Stock Units payable under this Award Agreement.

(b) Acceleration.

(i) Discretionary Acceleration. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator. If Participant is a U.S. taxpayer, the payment of Shares vesting pursuant to this Section 4(b) will in all cases be paid at a time or in a manner that is exempt from, or complies with, Section 409A. The prior sentence may be superseded in a future agreement or amendment to this Award Agreement only by direct and specific reference to such sentence.

(ii) Notwithstanding anything in the Plan or this Award Agreement or any other agreement (whether entered into before, on or after the Date of Grant), if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with the cessation of Participant’s status as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Administrator), other than due to Participant’s death, and if (x) Participant is a U.S. taxpayer and a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following the cessation of Participant’s status as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of cessation of Participant’s status as a Service Provider, unless Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid in Shares to Participant’s estate as soon as practicable following his or her death.

(c) Section 409A. It is the intent of this Award Agreement that it and all payments and benefits to U.S. taxpayers hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). However, in no event will the Company or any of its Parent or Subsidiaries have any liability or obligation to reimburse, indemnify, or hold harmless Participant for any taxes, penalties, and interest that may be imposed, or other costs that may be incurred, as a result of Section 409A.

5. Forfeiture Upon Termination as a Service Provider. Unless specifically provided otherwise in this Award Agreement or other written agreement between Participant and the Company or any of its Subsidiaries or Parents, as applicable, if Participant ceases to be a Service Provider for any or no reason, the then-unvested Restricted Stock Units awarded by this Award Agreement will thereupon be forfeited at no cost to the Company and Participant will have no further rights thereunder.

6. Tax Consequences. Participant has reviewed with his or her own tax advisors the U.S. federal, state, local, and non-U.S. tax consequences of this investment and the transactions contemplated by this Award Agreement. With respect to such matters, Participant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) will be solely responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Award Agreement.

7. Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

8. Tax Obligations

(a) Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”) or any Parent or Subsidiary to which Participant is providing services (together, the “Service Recipients”), the ultimate liability for any tax and/or social insurance liability obligations and requirements in connection with the Restricted Stock Units, including, without limitation, (i) all federal, state, and local taxes (including Participant’s Federal Insurance Contributions Act (FICA) obligations) that are required to be withheld by any Service Recipient or other payment of tax-related items related to Participant’s participation in the Plan and legally applicable to Participant; (ii) Participant’s and, to the extent required by any Service Recipient, the Service Recipient’s fringe benefit tax liability, if any, associated with the grant, vesting, or settlement of the Restricted Stock Units or sale of Shares; and (iii) any other Service Recipient taxes the responsibility for which Participant has, or has agreed to bear, with respect to the Restricted Stock Units (or settlement thereof or issuance of Shares thereunder) (collectively, the “Tax Obligations”), is and remains Participant’s sole responsibility and may exceed the amount actually withheld by the applicable Service Recipient(s). Participant further acknowledges that no Service Recipient (A) makes any representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or other distributions, and (B) makes any commitment to and is under any obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the applicable Service Recipient(s) (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares.

(b) Tax Withholding and Default Method of Tax Withholding. When Shares are issued as payment for vested Restricted Stock Units, Participant generally will recognize immediate U.S. taxable income if Participant is a U.S. taxpayer. If Participant is a non-U.S. taxpayer, Participant will be subject to applicable taxes in his or her jurisdiction. The minimum amount of Tax Obligations which the Company determines must be withheld with respect to this Award (“Tax Withholding Obligation”) will be satisfied by Shares being sold on Participant’s behalf at the prevailing market price pursuant to such procedures as the Administrator may specify from time to time, including through a broker-assisted arrangement (it being understood that the Shares to be sold must have vested pursuant to the terms of this Award Agreement and the Plan). The proceeds from the sale will be used to satisfy Participant’s Tax Withholding Obligation arising with respect to this Award. In addition to Shares sold to satisfy the Tax Withholding Obligation, additional Shares will be sold to satisfy any associated broker or other fees. Only whole Shares will be sold to satisfy any Tax Withholding Obligation. Any proceeds from the sale of Shares in excess of the Tax Withholding Obligation and any associated broker or other fees will be paid to Participant in accordance with procedures the Company may specify from time to time. By accepting this Award, Participant expressly consents to the sale of Shares to cover the Tax Withholding Obligations (and any associated broker or other fees) and agrees and acknowledges that Participant may not satisfy them by any means other than such sale of Shares, unless required to do so by the Administrator or pursuant to the Administrator’s express written consent.

(c) Administrator Discretion. If the Administrator determines that Participant cannot satisfy Participant’s Tax Withholding Obligation through the default procedure described in Section 8(b) or the Administrator otherwise determines to allow Participant to satisfy Participant’s Tax Withholding Obligation by a method other than through the default procedure set forth in Section 8(b), it may permit or require Participant to satisfy Participant’s Tax Withholding Obligation, in whole or in part (without limitation), if permissible by applicable local law, by (i) paying cash in U.S. dollars; (ii) electing to have the Company withhold otherwise deliverable Shares having a value equal to the minimum amount statutorily required to be withheld (or such greater amount as Participant may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences); (iii) having the amount of such Tax Withholding Obligation withheld from Participant’s wages or other cash compensation paid to Participant by the applicable Service Recipient(s); (iv) delivering to the Company Shares that Participant owns and that have vested with a fair market value equal to the minimum amount statutorily required to be withheld (or such greater amount as Participant may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences); or (v) such other means as the Administrator deems appropriate.

(d) No Representations. Participant has reviewed with his or her own tax advisers the U.S. federal, state, local and non-U.S. tax consequences of this investment and the transactions contemplated by this Award Agreement. With respect to such matters, Participant relies solely on such advisers and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) will be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Award Agreement.

(e) Company’s Obligation to Deliver Shares. For clarification purposes, in no event will the Company issue Participant any Shares unless and until arrangements satisfactory to the Administrator have been made for the payment of Participant’s Tax Withholding Obligation. If Participant fails to make satisfactory arrangements for the payment of such Tax Withholding Obligations hereunder at the time any applicable Restricted Stock Units otherwise are scheduled to vest pursuant to Sections 3 or 4 or Participant’s Tax Withholding Obligations otherwise become due, Participant will permanently forfeit such Restricted Stock Units to which Participant’s Tax Withholding Obligation relates and any right to receive Shares thereunder and such Restricted Stock Units will be returned to the Company at no cost to the Company.

9. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation, and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

10. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER, WHICH UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAW IS AT THE WILL OF THE APPLICABLE SERVICE RECIPIENT AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS RESTRICTED STOCK UNIT AWARD OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF ANY SERVICE RECIPIENT TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER, SUBJECT TO APPLICABLE LAW, WHICH TERMINATION, UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAW, MAY BE AT ANY TIME, WITH OR WITHOUT CAUSE.

11. Grant is Not Transferable. Except to the limited extent provided in Section 7, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

12. Nature of Grant. In accepting this Award of Restricted Stock Units, Participant acknowledges, understands and agrees that:

(a) the grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;

(b) all decisions with respect to future Restricted Stock Units or other grants, if any, will be at the sole discretion of the Administrator;

(c) Participant is voluntarily participating in the Plan;

(d) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation;

(e) the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement, or welfare benefits or similar payments;

(f) the future value of the Shares underlying the Restricted Stock Units is unknown, indeterminable, and cannot be predicted;

(g) for purposes of the Restricted Stock Units, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Award Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Administrator, Participant’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any, unless Participant is providing bona fide services during such time); the Administrator will have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Restricted Stock Units grant (including whether Participant may still be considered to be providing services while on a leave of absence and consistent with local law);

(h) unless otherwise provided in the Plan or by the Administrator in its discretion, the Restricted Stock Units and the benefits evidenced by this Award Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(i) the following provisions apply only if Participant is providing services outside the United States:

(i) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purpose;

(ii) Participant acknowledges and agrees that no Service Recipient will be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to Participant pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement; and

(iii) no claim or entitlement to compensation or damages will arise from forfeiture of the Restricted Stock Units resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and in consideration of the grant of the Restricted Stock Units to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against any Service Recipient, waives his or her ability, if any, to bring any such claim, and releases each Service Recipient from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant will be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.

13. No Advice Regarding Grant. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the Shares underlying the Restricted Stock Units. Participant is hereby advised to consult with his or her own personal tax, legal, and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

14. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Service Recipients for the exclusive purpose of implementing, administering, and managing Participant’s participation in the Plan.

Participant understands that the Company and the Service Recipient may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering, and managing the Plan.

Participant understands that Data may be transferred to a stock plan service provider, as may be selected by the Company in the future, assisting the Company with the implementation, administration, and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, any stock plan service provider selected by the Company, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering, and managing the Plan to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering, and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer, and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her status as a Service Provider and career with the Service Recipient will not be adversely affected. The only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Restricted Stock Units or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

15. Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Netskope, Inc., 2445 Augustine Drive 3rd floor, Santa Clara, CA 95054, or at such other address as the Company may hereafter designate in writing.

16. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or require Participant to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

17. No Waiver. Either party’s failure to enforce any provision or provisions of this Award Agreement will not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Award Agreement. The rights granted both parties herein are cumulative and will not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

18. Successors and Assigns. The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Award Agreement will be binding upon Participant and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Award Agreement may be assigned only with the prior written consent of the Company.

19. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification, or rule compliance of the Shares upon any securities exchange or under any state, federal or non-U.S. law, the tax code, and related regulations or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent, or approval of the United States Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent, or approval will have been completed, effected, or obtained free of any conditions not acceptable to the Company. Subject to the terms of the Award Agreement and the Plan, the Company will not be required to issue any certificate or certificates for (or make any entry on the books of the Company or of a duly authorized transfer agent of the Company of) the Shares hereunder prior to the lapse of such reasonable period of time following the date of vesting of the Restricted Stock Units as the Administrator may establish from time to time for reasons of administrative convenience.

20. Language. If Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

21. Interpretation. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company, and all other interested persons. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

22. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

23. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read, and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended, or terminated by the Administrator at any time.

24. Modifications to the Award Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with this Award of Restricted Stock Units.

25. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. This Award Agreement is governed by the internal substantive laws but not the choice of law rules of the State of California.

26. Entire Agreement. The Plan is incorporated herein by this reference. The Plan and this Award Agreement (including the appendices and exhibits referenced herein) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.

27. Country Addendum. Notwithstanding any provisions in this Award Agreement, the Restricted Stock Unit grant will be subject to any special terms and conditions set forth in an appendix (if any) to this Award Agreement for any country whose laws are applicable to Participant and this Award of Restricted Stock Units (as determined by the Administrator in its sole discretion) (the “Country Addendum”). Moreover, if Participant relocates to one of the countries included in the Country Addendum (if any), the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum (if any) constitutes a part of this Award Agreement.

* * *

NETSKOPE, INC.

2025 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

COUNTRY ADDENDUM

Terms and Conditions

This Country Addendum includes additional terms and conditions that govern the Award of Restricted Stock Units granted pursuant to the terms and conditions of the Netskope, Inc. 2025 Equity Incentive Plan (the “Plan”) and the Restricted Stock Unit Agreement to which this Country Addendum is attached (the “Restricted Stock Unit Agreement”) to the extent the individual to whom the Restricted Stock Units were granted (“Participant”) resides in one of the countries listed below.

Notifications

This Country Addendum also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of [DATE]. Such laws often are complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Country Addendum as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant vest in or receives or sells the Shares covered by the Restricted Stock Units.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws of Participant’s country may apply to his or her situation.

Finally, if Participant is a citizen or resident of a country other than the one in which Participant currently is working or transfers to another country after the grant of the Restricted Stock Units, or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to Participant in the same manner. In addition, the Company, in its discretion, will determine the extent to which the terms and conditions contained herein will apply to Participant under these circumstances.

NETSKOPE, INC.

2025 EQUITY INCENTIVE PLAN

NON-U.S. RESTRICTED STOCK UNIT AGREEMENT

NOTICE OF RESTRICTED STOCK UNIT GRANT

Unless otherwise defined herein, the terms defined in the Netskope, Inc. 2025 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Agreement, which includes the Notice of Restricted Stock Unit Grant (the “Notice of Grant”), the Terms and Conditions of Restricted Stock Unit Grant, including any terms and conditions for Participant’s country in the Appendix, attached hereto as Exhibit A, and all other exhibits, appendices, and addenda attached hereto (together, the “Award Agreement”).

Participant Name:

Address:

The undersigned Participant has been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number:

Date of Grant:

Vesting Commencement Date:	[Reminder for France, the Vesting Commencement Date cannot be before the Date of Grant given the 1-year minimum vesting period from grant date for qualified status]

Total Number of
Restricted Stock Units:

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan or set forth below, the Restricted Stock Units will be scheduled to vest in accordance with the following schedule:

[Insert vesting schedule, e.g.: Twenty-five percent (25%) of the Restricted Stock Units will vest on the one (1)-year anniversary of the Vesting Commencement Date, and one sixteenth (1/16th) of the Restricted Stock Units will vest on each Quarterly Vesting Date (as defined below) thereafter, subject to Participant continuing to be a Service Provider through each such date.

A “Quarterly Vesting Date” is January 1, April 1, July 1, and October 1.

In the event of cessation of Participant’s status as a Service Provider for any or no reason before Participant vests in the Restricted Stock Units, the Restricted Stock Units and Participant’s right to acquire any Shares hereunder will terminate immediately, unless specifically provided otherwise in this Award Agreement or other written agreement between Participant and Netskope, Inc. (the “Company”) or any of its Subsidiaries or Parents, as applicable.

By Participant’s signature and the signature of the representative of the Company below, Participant and the Company agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Restricted Stock Unit Grant, including the Appendix, attached hereto as Exhibit A, and all other exhibits, appendices, and addenda attached hereto, all of which are made a part of this document. Participant acknowledges receipt of a copy of the Plan. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement, and fully understands all provisions of the Plan and this Award Agreement. Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator upon any questions relating to the Plan or this Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	NETSKOPE, INC.

Signature	Signature

Print Name	Print Name

Title

Address:

EXHIBIT A

NETSKOPE, INC.

2025 EQUITY INCENTIVE PLAN

NON-U.S. RESTRICTED STOCK UNIT AGREEMENT

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT

1. Grant of Restricted Stock Units. The Company hereby grants to the individual (“Participant”) named in the Notice of Restricted Stock Unit Grant of this Award Agreement (the “Notice of Grant”) under the Plan an Award of Restricted Stock Units, and subject to the terms and conditions of this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 20 of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan will prevail.

2. Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Sections 3 or 4, Participant will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3. Vesting Schedule. Except as provided in Section 4, and subject to Section 5, of this Award Agreement, and subject to Section 15 of the Plan, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant, subject to Participant continuing to be a Service Provider through each applicable vesting date.

4. Payment after Vesting.

(a) General Rule. Subject to Section 7, any Restricted Stock Units that vest will be paid to Participant (or in the event of Participant’s death, to his or her properly designated beneficiary or estate) in whole Shares. Subject to the provisions of Section 4(b), such vested Restricted Stock Units will be paid in whole Shares as soon as practicable after vesting, but in each such case within sixty (60) days following the vesting date. In no event will Participant be permitted, directly or indirectly, to specify the taxable year of payment of any Restricted Stock Units payable under this Award Agreement.

(b) Acceleration.

(i) Discretionary Acceleration. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator. If Participant is a U.S. taxpayer, the payment of Shares vesting pursuant to this Section 4(b) will in all cases be paid at a time or in a manner that is exempt from, or complies with, Section 409A. The prior sentence may be superseded in a future agreement or amendment to this Award Agreement only by direct and specific reference to such sentence.

(ii) Notwithstanding anything in the Plan or this Award Agreement or any other agreement (whether entered into before, on or after the Date of Grant), if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with the cessation of Participant’s status as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Administrator), other than due to Participant’s death, and if (x) Participant is a U.S. taxpayer and a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following the cessation of Participant’s status as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of cessation of Participant’s status as a Service Provider, unless Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid in Shares to Participant’s estate as soon as practicable following his or her death.

(c) Section 409A. It is the intent of this Award Agreement that it and all payments and benefits to U.S. taxpayers hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). However, in no event will the Company or any of its Parent or Subsidiaries have any liability or obligation to reimburse, indemnify, or hold harmless Participant for any taxes, penalties, and interest that may be imposed, or other costs that may be incurred, as a result of Section 409A.

5. Forfeiture Upon Termination as a Service Provider. Unless specifically provided otherwise in this Award Agreement or other written agreement between Participant and the Company or any of its Subsidiaries or Parents, as applicable, if Participant ceases to be a Service Provider for any or no reason, the then-unvested Restricted Stock Units awarded by this Award Agreement will thereupon be forfeited at no cost to the Company and Participant will have no further rights thereunder.

6. Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7. Tax Obligations.

(a) Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer or any Parent or Subsidiary to which Participant is providing services (the “Service Recipient”), the ultimate liability for all income tax and social insurance contributions, including, without limitation, all U.S. and non-U.S. federal, state, and local taxes (including for Participants subject to social tax in the U.S., Participant’s Federal Insurance Contributions Act (FICA) obligations), payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. Participant further acknowledges that the Company and the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Tax Withholding and Default Method of Tax Withholding. When Shares are issued as payment for vested Restricted Stock Units, Participant generally will recognize immediate U.S. taxable income if Participant is a U.S. taxpayer. If Participant is a non-U.S. taxpayer, Participant will be subject to applicable taxes in accordance with the tax rules in his or her jurisdiction. The amount of Tax-Related Items which the Company determines must be withheld with respect to the Restricted Stock Units (“Tax Withholding Obligation”) will be satisfied by Shares being sold on Participant’s behalf at the prevailing market price pursuant to such procedures as the Administrator may specify from time to time, including through a broker-assisted arrangement (it being understood that the Shares to be sold must have vested pursuant to the terms of this Award Agreement and the Plan). The proceeds from the sale will be used to satisfy Participant’s Tax Withholding Obligation arising with respect to this Award. In addition to Shares sold to satisfy the Tax Withholding Obligation, additional Shares will be sold to satisfy any associated broker or other fees. Only whole Shares will be sold to satisfy any Tax Withholding Obligation. Any proceeds from the sale of Shares in excess of the Tax Withholding Obligation and any associated broker or other fees will be paid to Participant in accordance with procedures the Company may specify from time to time. By accepting the Restricted Stock Units, Participant expressly consents to the sale of Shares to cover the Tax Withholding Obligations (and any associated broker or other fees) and agrees and acknowledges that Participant may not satisfy them by any means other than such sale of Shares, unless required to do so by the Administrator or pursuant to the Administrator’s express written consent.

(c) Administrator Discretion. If the Administrator determines that Participant cannot satisfy Participant’s Tax Withholding Obligation through the default procedure described in Section 7(b) or the Administrator otherwise determines to allow Participant to satisfy Participant’s Tax Withholding Obligation by a method other than through the default procedure set forth in Section 7(b), it may permit or require Participant to satisfy Participant’s Tax Withholding Obligation, in whole or in part (without limitation), if permissible by applicable local law, by:

(i) paying cash in U.S. dollars;

(ii) having the Company withhold otherwise deliverable Shares having a value equal to the minimum amount statutorily required to be withheld (or such greater amount as Participant may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences);

(iii) having the amount of such Tax Withholding Obligation withheld from Participant’s wages or other cash compensation paid to Participant by the applicable Service Recipient(s);

(iv) if Participants is a U.S. Service Provider, delivering to the Company Shares that Participant owns and that have vested with a fair market value equal to the minimum amount statutorily required to be withheld (or such greater amount as Participant may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences); and/or

(v) such other means as the Administrator deems appropriate.

The Company may withhold for Tax-Related Items by considering statutory or other withholding rates, including up to the maximum applicable rates in Participant’s jurisdiction(s). In the event the application of such withholding rate leads to over-withholding, Participant may receive a refund of any over-withheld amount in cash from the Company or the Service Recipient (and, in no event, will Participant have any entitlement to the equivalent amount in Shares); alternatively, if not refunded by the Company or the Service Recipient, Participant may be able to seek a refund from the local tax authorities. In the event the application of such withholding rate leads to under-withholding, Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authorities.

Participant agrees to pay the Company or the Service Recipient any amount of Tax-Related Items that the Company or the Service Recipient may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares (or the cash equivalent) or the proceeds of the sale of Shares if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

9. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation, and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

10. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER, WHICH UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAW IS AT THE WILL OF THE APPLICABLE SERVICE RECIPIENT AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS RESTRICTED STOCK UNIT AWARD OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE

AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF ANY SERVICE RECIPIENT TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER, SUBJECT TO APPLICABLE LAW, WHICH TERMINATION, UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAW, MAY BE AT ANY TIME, WITH OR WITHOUT CAUSE.

11. Grant is Not Transferable. Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

12. No Advice Regarding Grant. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the Shares underlying the Restricted Stock Units. Participant should consult with his or her personal tax, legal, and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

13. Data Privacy.

(a) Participant Consent. Participant hereby voluntarily and unambiguously consents to the collection, use and transfer, in electronic or other form, of Personal Data (as defined below), by and among, as applicable, the Company, the Service Recipient and any Parent or Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

(b) EU/EEA+ Participants Only. If Participant is based in the European Union (“EU”), the European Economic Area ("EEA"), Switzerland, or the United Kingdom (collectively, “EEA+”), Netskope, Inc., with its registered office at 2445 Augustine Drive, 3rd Floor, Santa Clara, California 95054, U.S.A. is the controller responsible for the processing of Participant's Personal Data in connection with the Plan. The Company's representative in the United Kingdom is Netskope UK LTD. with its primary office located at Suite 4, 7th Floor, 50 Broadway, London, SW1H 0BD, United Kingdom. For more information regarding the Company’s representative in the Participant’s country, Participant can contact privacy@netskope.com.

(c) Data Collection and Usage. The Company collects, processes and uses certain personal information about Participant, including, but not limited to, Participant’s name, home address, telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares or equivalent benefits awarded, cancelled, exercised, purchased, vested, unvested or outstanding in Participant’s favor, which the Company receives from Participant or the Service Recipient (“Personal Data”), for the legitimate purpose of implementing, administering and managing the Plan. Where required, the legal basis for the collection and processing of Personal Data is Participant’s consent.

(d) Stock Plan Administration and Service Providers. The Company may transfer Personal Data to E*TRADE Securities LLC and/or Morgan Stanley Smith Barney LLC (each, an “administrator”), each of which is an independent service provider based in the U.S., which is assisting the Company with the implementation, administration and management of the Plan. Administrators may open an account for Participant to receive and, when applicable, trade Shares. Participant may be asked to acknowledge, or agree to, separate terms and data processing practices with any administrator, with such acknowledgement or agreement being a condition to Participant’s ability to participate in the Plan.

(e) International Data Transfers. Personal Data will be transferred from Participant’s country to the U.S., where the Company and its service providers are based. Participant understands and acknowledges that the U.S. has enacted data privacy laws that are different from those applicable in Participant’s country of residence. Where required, the legal basis for the transfer of Personal Data to the U.S. is Participant’s consent.

(f) Data Retention. The Company will use Personal Data only as long as necessary to implement, administer and manage Participant’s participation in the Plan or as required to comply with legal or regulatory obligations, including, without limitation, under tax and securities laws. When the Company no longer needs Personal Data for any of the above purposes, the Company will cease to use Personal Data and remove it from its systems. If the Company keeps Personal Data longer (including possibly after Participant ceases to be a Service Provider), it would be to satisfy legal or regulatory obligations.

(g) Data Subject Rights. Participant understands that Participant may have a number of rights under data privacy laws in Participant’s jurisdiction. Subject to the conditions set out in the Applicable Law and depending on where Participant is based, such rights may include the right to (i) request access to, or copies of, Personal Data processed by the Company, (ii) rectification of incorrect Personal Data, (iii) deletion of Personal Data, (iv) restrictions on the processing of Personal Data, (v) object to the processing of Personal Data for legitimate interests, (vi) portability of Personal Data, (vii) lodge complaints with competent authorities in Participant’s jurisdiction, and/or to (viii) receive a list with the names and addresses of any potential recipients of Personal Data. To receive clarification regarding these rights or to exercise these rights, Participant can contact privacy@netskope.com.

(h) Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and Participant is providing the consents herein on a voluntary basis. Participant understands that Participant may, at any time, refuse or withdraw the consents herein, in any case without cost, by contacting in writing privacy@netskope.com. If Participant does not consent or later seeks to revoke Participant’s consent, Participant’s employment relationship with the Company or the Service Recipient will not be affected. The only consequence of refusing or withdrawing consent is that the Company would not be able to allow Participant to participate in the Plan. Participant understands that the Personal Data will still be processed in relation to Participant’s employment relationship for record-keeping purposes. For more information on the consequences of refusal to consent or withdrawal of consent, Participant should contact privacy@netskope.com.

14. Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Netskope, Inc., 2445 Augustine Drive, 3rd Floor, Santa Clara, California 95054, U.S.A., or at such other address as the Company may hereafter designate in writing.

15. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or require Participant to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

16. No Waiver. Either party’s failure to enforce any provision or provisions of this Award Agreement will not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Award Agreement. The rights granted both parties herein are cumulative and will not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

17. Successors and Assigns. The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Award Agreement will be binding upon Participant and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Award Agreement may be assigned only with the prior written consent of the Company.

18. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification, or rule compliance of the Shares upon any securities exchange or under any U.S. federal or state or non-U.S. law, tax code, and related regulations or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent, or approval of the United States Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent, or approval will have been completed, effected, or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of any Shares will violate U.S. or non-U.S. federal or state securities laws or other Applicable Laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such U.S. and non-U.S. federal or state law or securities exchange and to obtain any such consent and approval of any such governmental authority or securities exchange.

19. Interpretation. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company, and all other interested persons. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

20. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

21. Award Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

22. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read, and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended, or terminated by the Administrator at any time.

23. Modifications to the Award Agreement & Imposition of Other Requirements. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with this Award of Restricted Stock Units. The Company further reserves the right to impose other requirements on Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, as it deems necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertaking as may be necessary to accomplish the foregoing.

24. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. This Award Agreement is governed by the internal substantive laws but not the choice of law rules of the State of California.

25. Country-Specific Provisions. Notwithstanding any provisions in this Award Agreement, the Restricted Stock Units shall be subject to any additional or different terms and conditions for Participant’s country set forth in the Appendix to this Award Agreement. Moreover, if Participant relocates to one of the countries included in the Appendix, the additional or different terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Award Agreement.

26. Tax Consequences. Participant has reviewed with his or her own tax advisors the U.S. federal, state, local, and non-U.S. tax consequences of this investment and the transactions contemplated by this Award Agreement. With respect to such matters, Participant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company, the Service Recipient or any other Parent or Subsidiary) will be solely responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Award Agreement.

* * *

APPENDIX

NETSKOPE, INC.

2025 EQUITY INCENTIVE PLAN

NON-U.S. RESTRICTED STOCK UNIT AGREEMENT

COUNTRY-SPECIFIC PROVISIONS FOR PARTICIPANTS OUTSIDE THE U.S.

This Appendix forms part of the Award Agreement. Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Award Agreement.

Terms and Conditions

This Appendix forms part of the Award Agreement and includes additional or different terms and conditions that govern the Restricted Stock Units granted to Participant under the Plan if Participant resides and/or works in one of the jurisdictions listed below.

If Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which Participant is currently residing and/or working, or if Participant relocates to another country after the grant of the Restricted Stock Units, the Company shall, in its discretion, determine to what extent the additional terms and conditions contained herein shall be applicable to Participant.

Notifications

This Appendix may also include information regarding securities, exchange control and certain other issues of which Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of August 2025. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Appendix as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant vests in the Restricted Stock Units, acquires Shares or sells Shares acquired under the Plan.

In addition, the information contained below is general in nature and may not apply to Participant’s particular situation and, as a result, the Company is not in a position to assure Participant of any particular result. Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s individual situation.

Finally, if Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which Participant is currently residing and/or working, or if Participant relocates to a different country after the grant of the Restricted Stock Units, the information contained in this Appendix may not be applicable to Participant in the same manner.

All Countries Outside the United States

1. Nature of Grant. By accepting the Restricted Stock Units, Participant acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) no Parent or Subsidiary (including, but not limited to, the Service Recipient) has any obligation to make any payment of any kind to Participant under the Award Agreement and any rights Participant may have under the Award Agreement may be raised only against the Company and not any Parent or Subsidiary (including, but not limited to, the Service Recipient);

(c) the Restricted Stock Units are exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past;

(d) all decisions with respect to future Restricted Stock Units or other grants, if any, will be at the sole discretion of the Company;

(e) the grant of the Restricted Stock Units and Participant’s participation in the Plan will not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company or the Service Recipient, and will not interfere with the right of the Company or the Service Recipient, as applicable, to terminate Participant’s status as a Service Provider;

(f) Participant is voluntarily participating in the Plan;

(g) the Restricted Stock Units and any Shares subject acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;

(h) the Restricted Stock Units and any Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purpose, including but not limited to, the calculation of any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar mandatory payments;

(i) unless otherwise agreed with the Company in writing, the Restricted Stock Units and the underlying Shares subject to the Restricted Stock Units, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Parent or Subsidiary;

(j) the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(k) no claim or entitlement to compensation or damages shall arise from (i) forfeiture of the Restricted Stock Units resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment or labor laws in the jurisdiction where Participant is employed or the terms of Participant’s employment or service agreement, if any), and/or (ii) from the application of any clawback or recoupment policy adopted by the Company or imposed by Applicable Law;

(l) for purposes of the Restricted Stock Units, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company, the Service Recipient or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment or labor laws in the jurisdiction where Participant is employed or the terms of Participant’s employment or service agreement, if any), and such date will not be extended by any notice period (e.g., Participant’s period of employment or service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment or labor laws in the jurisdiction where Participant is employed or the terms of Participant’s employment or service agreement, if any); the Company shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Restricted Stock Units (including whether Participant may still be considered to be providing services while on a leave of absence); and

(m) neither the Company, the Service Recipient nor any Parent or Subsidiary will be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. dollar that may affect the value of the Restricted Stock Units or of any amounts due to Participant pursuant to the vesting of the Restricted Stock Units and the acquisition of Shares or the subsequent sale of any Shares acquired upon vesting.

2. Language. Participant acknowledges and represents that Participant is sufficiently proficient in the English language, or has consulted with an advisor who is sufficiently proficient in the English language, so as to enable Participant to understand the provisions of the Award Agreement and the Plan. If Participant has received this document or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by Applicable Law.

3. Foreign Asset/Account, Exchange Control and Tax Reporting. Participant acknowledges that, depending on Participant’s country, there may be certain foreign asset and/or account reporting requirements or exchange control restrictions which may affect Participant’s ability to acquire the Restricted Stock Units or the Shares or cash received from participating in the Plan (including proceeds from the sale of Shares and dividends paid on Shares) in a brokerage or bank account outside Participant’s country. Participant may be required to report such accounts, assets or related transactions to the tax or other authorities in Participant’s country. Participant also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to Participant’s country through a designated bank or broker and/or within a certain time after receipt. Participant acknowledges that Participant is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult with a personal legal and tax advisors on this matter.

4. Insider Trading Restrictions/Market Abuse Laws. Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including but not limited to the United States and Participant’s country, which may affect Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., the Restricted Stock Units) or rights linked to the value of Shares during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment orders Participant placed before Participant possessed inside information. Furthermore, Participant could be prohibited from (i) disclosing the inside information to any third party, and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Participant should keep in mind third parties includes fellow employees and service providers. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions and Participant should speak with a personal legal advisor on this matter.

5. Venue. For purposes of any action, lawsuit or other proceedings brought to enforce the Award Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of Santa Clara, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

Country-Specific Provisions

AUSTRALIA

Notifications

Securities Law Information. This offer of Restricted Stock Units is being made pursuant to Division 1A, Part 7.12 of the Corporations Act 2001 (Cth).

Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in such Act).

Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD 10,000 and international fund transfers. The Australian bank assisting with the transaction may file the report. If there is no Australian bank involved in the transfer, Participant will have to file the report. Participant should consult with a personal advisor to ensure that Participant is properly complying with applicable reporting requirements in Australia.

AUSTRIA

Notifications

Exchange Control Information. If Participant holds securities (including Shares acquired under the Plan) or cash (including proceeds from the sale of Shares) outside Austria, Participant may be subject to reporting obligations to the Austrian National Bank.

If the value of the Shares meets or exceeds a certain threshold, Participant must report the securities held on a quarterly basis to the Austrian National Bank as of the last day of the quarter, on or before the 15th day of the month following the end of the calendar quarter. Where cash amounts held outside of Austria meet or exceed a certain threshold, monthly reporting obligations may also apply as explained in the next paragraph.

If Participant sells his or her Shares, or receives cash dividends, Participant may have exchange control obligations if Participant holds the cash proceeds outside Austria. If the transaction volume of all Participant’s accounts abroad meets or exceeds a certain threshold, Participant must report the movements and balances of all accounts to the Austrian National Bank on a monthly basis, as of the last day of the month, on or before the 15th day of the following month, on the prescribed forms.

Participant should consult with a personal tax advisor to determine Participant’s personal reporting obligations.

BELGIUM

Notifications

Foreign Asset/Account Reporting Information. Participant is required to report any security or bank account (including brokerage accounts) Participant maintains outside of Belgium on his or her annual tax return. The first time Participant reports the foreign security and/or bank account on Participant’s annual income tax return, Participant will have to provide the National Bank of Belgium Central Contact Point with the account number, the name of the bank and the country in which the account was opened in a separate form. The form, as well as additional information on how to complete it, can be found on the websites of the National Bank of Belgium (www.nbb.be) under the caption Kredietcentrales / Centrales des crédit.

Stock Exchange Tax Information. A stock exchange tax applies to transactions executed by a Belgian resident through a non-Belgian financial intermediary, such as a U.S. broker. The stock exchange tax likely will not apply at vesting or settlement of the Restricted Stock Units, but likely will apply when Shares are sold. Participant should consult with a personal tax or financial advisor for additional details on Participant’s obligations with respect to the stock exchange tax.

Annual Securities Account Tax Information. An “annual securities accounts tax” imposes a 0.15% annual tax on the value of qualifying securities held in a Belgian or foreign securities account. The tax will not apply unless the total value of Shares Participant holds in such an account exceeds an average of EUR 1 million on four reference dates within the relevant reporting period (i.e., December 31, March 31, June 30 and September 30). Different payment obligations may apply, depending on whether the securities account is held with a Belgian or foreign financial institution. Participant should consult with a personal tax advisor for more information regarding Participant’s annual securities accounts tax payment obligations.

BRAZIL

Terms and Conditions

Compliance with Law. By accepting the Restricted Stock Units, Participant agrees to comply with all applicable Brazilian laws and pay any and all applicable Tax-Related Items associated with the vesting of the Restricted Stock Units and the issuance and/or sale of Shares acquired under the Plan or the receipt of dividends.

Nature of Grant. The following provision supplements Section 1 of this Appendix:

By accepting the Restricted Stock Units, Participant agrees that, for all legal purposes, (i) the benefits provided to Participant under the Plan are the result of commercial transactions unrelated to Participant’s employment; (ii) the Plan is not a part of the terms and conditions of Participant’s employment; and (iii) the income from the Restricted Stock Units and the underlying Shares, if any, is not part of Participant’s remuneration from employment. Participant further agrees that (a) Participant is making an investment decision, and (b) the value of the underlying Shares is not fixed and may increase or decrease without compensation to Participant.

Notifications

Exchange Control Information. If Participant is resident or domiciled in Brazil, Participant will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is greater than USD 1,000,000 as of December 31 of each year. If the aggregate value exceeds USD 100,000,000 as of the end of each quarter, a declaration must be submitted quarterly. Assets and rights that must be reported include Shares acquired under the Plan. Participant should consult with a personal legal advisor to ensure compliance with the applicable reporting requirements.

Tax on Financial Transaction (IOF). Repatriation of funds into Brazil and the conversion of USD into BRL associated with such fund transfers may be subject to the Tax on Financial Transactions. Brazilian residents must comply with any applicable Tax on Financial Transactions arising from participation in the Plan. Brazilian residents should consult with their personal tax advisor for additional details.

CANADA

Terms and Conditions

Form of Settlement. Restricted Stock Units granted to Participants resident in Canada shall be paid in Shares only. In no event shall the Restricted Stock Units be paid in cash, notwithstanding any discretion contained in the Plan or the Award Agreement to the contrary.

Termination Date. The following provision replaces Section 1(l) of this Appendix:

In the event of Participant’s termination as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of Applicable Law in the jurisdiction where Participant is employed or otherwise rendering services or the terms of Participant’s employment or service agreement, if any), Participant’s right (if any) to vest in the Restricted Stock Units will terminate effective as of the date Participant is no longer actually providing service to the Company or a Parent or Subsidiary (the “Termination Date”). Unless explicitly required by applicable legislation, the Termination Date shall exclude and shall not be extended by any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under statute, contract, common/civil law or otherwise. Subject to Applicable Law, the Company shall have exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Restricted Stock Units (including whether Participant may still be considered to be providing services while on a leave of absence). Participant will not earn or be entitled to any pro-rated vesting for that portion of time before the Termination Date, nor will Participant be entitled to any compensation for lost vesting.

Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued vesting during a statutory notice period, Participant acknowledges that his or her right to continue vesting in the Restricted Stock Units under the Plan, if any, will terminate effective as of the last day of Participant’s minimum statutory notice period, but Participant will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of the statutory notice period, nor will Participant be entitled to any compensation for lost vesting. For further clarity, any reference to Participant’s termination of status as a Service Provider under the Award Agreement or the Plan will be interpreted to mean the Termination Date.

The following terms and conditions apply to participants who reside in Quebec:

French Language Documents. A French translation of the Award Agreement, the Plan and certain other documents related to the Restricted Stock Units will be made available to Participant as soon as reasonably practicable following Participant’s written request.

Documents en Langue Française. Une traduction française de l’Accord d’Attribution, du Plan et de certains autres documents relatifs aux Unités d’Actions Restreintes sera mise à la disposition du Participant dès que raisonnablement possible après la demande écrite du Participant.

Data Privacy Consent. The following provision supplements Section 13 of the Award Agreement:

Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved with the administration of the Plan. Participant further authorizes the Company and any Parent or Subsidiary and the Board or any committee appointed by the Board to disclose and discuss the Plan with their advisors and to record all relevant information and keep such information in Participant’s employee file. Participant acknowledges and agrees that his or her personal information, including sensitive personal information, may be transferred or disclosed outside of the Province of Quebec, including to the United States. Participant also acknowledges and authorizes the Company and any Parent or Subsidiary and other parties involved in the administration of the Plan, to use technology for profiling purposes and to make automated decisions that may have an impact on Participant or the administration of the Plan.

Notifications

Securities Law Information. Participant is permitted to sell Shares acquired upon the vesting and settlement of the Restricted Stock Units through the administrator appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the Nasdaq Stock Market.

Foreign Asset/Account Reporting Information. Participant is required to report foreign specified property on form T1135 (Foreign Income Verification Statement) if the total cost of their foreign specified property exceeds CAD 100,000 at any time in the year. Restricted Stock Units must be reported (generally at nil cost) if the CAD 100,000 cost threshold is exceeded because of other foreign specified property held. When Shares are acquired, their cost is generally the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily would equal the fair market value of the Shares at the time of acquisition, but if Participant owns shares of the same company, this ACB may have to be averaged with the ACB of the other shares. The form T1135 generally must be filed by April 30 of the following year. Participant should consult with a personal legal advisor to ensure compliance with applicable reporting obligations.

CHILE

Notifications

Securities Law Information. This offer conforms to general ruling N°336 of the Chilean Commission for the Financial Market (“CMF”). The offer deals with securities not registered in the registry of securities or in the registry of foreign securities of the CMF, and therefore such securities are not subject to its oversight. The issuer is not obligated to provide public information in Chile regarding the foreign securities, since such securities are not registered with the CMF. The securities shall not be subject to public offering as long as they are not registered with the corresponding registry of securities in Chile, unless they fulfill the requirements set forth in general ruling N°336 of the CMF.

Exchange Control Information. Participant is not required to repatriate proceeds obtained from the sale of Shares or from dividends to Chile. However, if Participant decides to repatriate proceeds from the sale of Shares and/or dividends and the amount to be repatriated exceeds USD 10,000, Participant acknowledges that he or she must effect such repatriation through the Formal Exchange Market (i.e., a commercial bank or registered foreign exchange office).

Foreign Asset/Account Reporting Information. The Chilean Internal Revenue Service (the “CIRS”) requires all taxpayers to provide information annually regarding (i) the results of investments held abroad and (ii) any taxes paid abroad which taxpayers will use as a credit against Chilean income tax. The sworn statements disclosing this information (or Formularios) must be submitted electronically through the CIRS website, www.sii.cl, using Form 1929, which is due on July 1 each year.

COLOMBIA

Terms and Conditions

Nature of Grant. The following provision supplements Section 1 of this Appendix:

Participant acknowledges that pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits granted by the Company entirely on a discretionary basis, do not exclusively depend upon Participant’s performance with the Company or the Service Recipient, and do not constitute a component of Participant’s “salary” for any legal purpose. Therefore, the Restricted Stock Units and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amounts which may be payable, subject to any limitations as may be imposed under local law.

Notifications

Securities Law Information. The Shares are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores). Therefore, the Shares may not be offered to the public in Colombia. Nothing in the Award Agreement should be construed as making a public offer of securities in Colombia.

Exchange Control Information. Colombian residents must register Shares acquired under the Plan, regardless of value, with the Central Bank of Colombia (Banco de la República) as foreign investments held abroad. In addition, the liquidation of such investments must be transferred through the Colombian foreign exchange market (e.g., local banks), which includes the obligation of correctly completing and filing the appropriate foreign exchange form (declaración de cambio). Participant is responsible for complying with applicable exchange control requirements in Colombia.

Foreign Asset/Account Reporting Information. Participant must file an annual informative return with the local tax authority regarding the assets held abroad, which includes any Shares acquired under the Plan (for every year the Shares are held). This obligation is only applicable if the value of the assets held abroad exceeds 2,000 Tax Units.

COSTA RICA

There are no country-specific provisions.

CZECH REPUBLIC

Notifications

Exchange Control Information. The Czech National Bank (the “CNB”) may require Czech residents to fulfill certain notification duties in relation to the acquisition of Shares and the opening and maintenance of a foreign account. In addition, Czech residents may need to report the following even in the absence of a request from the CNB: (i) foreign direct investments with a value of CZK 2,500,000 or more in the aggregate and (ii) other foreign financial assets with a value meeting or exceeding a prescribed threshold. Because exchange control regulations change frequently and without notice, Participant should consult with a personal legal advisor regarding participation in the Plan to ensure compliance with current regulations. It is Participant’s responsibility to comply with any applicable Czech exchange control laws.

DENMARK

Terms and Conditions

Danish Stock Option Act. Participant acknowledges that Participant has received the Employer Statement in Danish, which sets forth certain information regarding the Restricted Stock Units and is being provided to comply with the provisions of the Danish Act on the Use of Rights to Purchase or Subscribe for Shares of Stock etc. in Employment Relationships, as amended with effect from January 1, 2019 (the “Stock Option Act”) to the extent that the Stock Option Act applies to Participant. Participant understands that the Stock Option Act applies to “employees” as that term is defined in Section 2 of the Stock Option Act. If Participant is a member of registered management of a Parent or Subsidiary in Denmark or otherwise does not satisfy the definition of employee, Participant is not subject to the Stock Option Act and the Employer Information Statement will not apply to Participant.

Notifications

Foreign Asset/Account Reporting Information. If Participant establishes an account holding Shares or cash outside of Denmark, Participant must report the account and deposits on Participant’s annual tax return in the section on foreign affairs and income. Participant should consult with a personal tax advisor to ensure compliance with the applicable reporting requirements.

Attachment to Appendix for Denmark

SPECIAL NOTICE FOR EMPLOYEES IN DENMARK

EMPLOYER STATEMENT

Pursuant to Section 3(1) of the Danish Act on the Use of Stock Options and Warrants in Employment Relationships, as amended with effect from January 1, 2019 (the “Stock Option Act”), the Participant named in the Notice of Restricted Stock Unit Grant (the “Notice of Grant”) is entitled to receive the following information regarding the Restricted Stock Units granted to Participant by Netskope, Inc. (the “Company”) under the Netskope, Inc. 2025 Equity Incentive Plan (the “Plan”) in a separate written statement (the “Employer Statement”).

This Employer Statement contains information applicable to Participant’s participation in the Plan, as required under the Stock Option Act, while the other terms and conditions of the Restricted Stock Units are described in detail in the Plan, and the Notice of Grant and the Restricted Stock Unit Agreement, including the appendices thereto (together with the Notice of Grant, the “Agreement”), which have been made available to Participant. Capitalized terms used but not defined herein shall have the same meanings given to them in the Plan or the Agreement, as applicable.

1. Date of Grant

The Date of Grant of the Restricted Stock Units is the date that the Board of Directors of the Company (or its delegate, jointly the “Board”) approved a grant for Participant and determined it would be effective, which is set forth in the Notice of Grant.

SÆRLIG MEDDELELSE TIL MEDARBEJDERE I DANMARK

ARBEJDSGIVERERKLÆRING

I henhold til § 3, stk. 1 i lov om brug af køberet eller tegningsret til aktier m.v. i ansættelsesforhold som ændret med virkning fra 1. januar 2019 (“Aktieoptionsloven”) er Deltageren, hvis navn fremgår af Meddelelsen om Tildeling af Betingede Aktier (“Tildelingsmeddelelsen”), berettiget til i en særskilt skriftlig erklæring (“Erklæring”) at modtage følgende oplysninger om de Betingede Aktier (“RSU’er”), som Deltageren har fået tildelt af Netskope, Inc. (“Selskabet”) i henhold til Netskope, Inc. 2025 Equity Incentive Plan (“Planen”).

Denne Erklæring indeholder oplysninger, der gælder for Deltagerens deltagelse i Planen, og som er krævet i henhold til Aktieoptionsloven. De øvrige kriterier og betingelser for de Betingede Aktier er nærmere beskrevet i Planen, i Tildelingsmeddelelsen og i Aftalen om Tildeling af Betingede Aktier inkl. bilag (sammen med Tildelingsmeddelelsen benævnt “Aftalen”), som er gjort tilgængelige for Deltageren. Begreber, der står med stort begyndelsesbogstav i denne arbejdsgivererklæring, men som ikke er defineret heri, har den i Planen eller Aftalen anførte betydning.

1. Tildelingstidspunkt

Tidspunktet for tildelingen af de Betingede Aktier er den dag, hvor Selskabets Bestyrelse (eller dennes repræsentant, samlet benævnt “Bestyrelsen”) godkendte Deltagerens tildeling og besluttede, at den skulle træde i kraft. Tidspunktet fremgår af Tildelingsmeddelelsen.

2. Terms or conditions for grant of Restricted Stock Unit Award

The grant of Restricted Stock Units under the Plan is made at the sole discretion of the Company. Service Providers of the Company and any Parent or Subsidiary are eligible to receive grants under the Plan. The Board has broad discretion to determine who will receive an award of Restricted Stock Units under the Plan and to set the terms and conditions of the Restricted Stock Units. The Company may decide, in its sole discretion, not to grant Restricted Stock Units to Participant in the future. Under the terms of the Plan and the Agreement, Participant has no entitlement or claim to receive future grants of Restricted Stock Units.

3. Vesting conditions

The Restricted Stock Units will vest over a specified period of time, provided the Participant’s status as a Service Provider does not terminate. The specified period of time for vesting is set forth in the Agreement.

4. Exercise price

No exercise price is payable in connection with the Restricted Stock Units and the issuance of the underlying Shares to Participant.

5. The Participant’s rights upon termination of status as a Service Provider

The treatment of the Restricted Stock Units upon Participant’s termination of status as a Service Provider will be determined in accordance with the termination provisions of the Agreement, which are summarized immediately below. In the event of a conflict between the terms of the Agreement and the

2. Kriterier eller betingelser for tildelingen af Betingede Aktier

De af Planen omfattede RSU’er tildeles udelukkende efter Selskabets skøn. Tjenesteydere i Selskabet og dets Moderselskab, Datterselskab eller Tilknyttede Selskab er kvalificerede til at modtage tildelinger i henhold til Planen. Bestyrelsen har vide beføjelser til at bestemme, hvem der skal modtage en tildeling af RSU’er i henhold til Planen, samt til at fastlægge kriterier og betingelser for RSU’erne. Selskabet kan frit vælge fremover ikke at tildele Deltageren nogen RSU’er. I henhold til bestemmelserne i Planen og Aftalen har Deltageren hverken ret til eller krav på fremover at få tildelt RSU’er.

3. Modningsvilkår

De Betingede Aktier modnes over en bestemt periode, forudsat at Deltagerens ansættelse ikke ophører. Modningsperioden fremgår af Aftalen.

4. Udnyttelseskurs

Der skal ikke betales nogen udnyttelseskurs i forbindelse med de Betingede Aktier og udstedelsen af de bagvedliggende Aktier til Deltageren.

5. Deltagerens retsstilling i forbindelse med fratræden

I tilfælde af Deltagerens fratræden vil de Betingede Aktier blive behandlet i overensstemmelse med ophørsbestemmelserne i Aftalen, der er opsummeret nedenfor. I tilfælde af uoverensstemmelse mellem vilkårene i Aftalen og sammendraget nedenfor er det vilkårene i Aftalen, der er gældende for de Betingede Aktier.

summary below, the terms set forth in the Agreement will govern the treatment of the Restricted Stock Units.

Unless specifically provided otherwise in the Agreement or other written agreement between Participant and the Company or any Parent or Subsidiary, as applicable, if Participant ceases to be a Service Provider for any or no reason, any unvested Restricted Stock Units will be forfeited at no cost to the Company and Participant will have no further rights to the Restricted Stock Units or the Shares underlying the Restricted Stock Units.

6. Financial aspects of participating in the Plan

The grant of the Restricted Stock Units has no immediate financial consequences for Participant. The value of the Restricted Stock Units is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary.

Shares are financial instruments and investing in shares will always have financial risk. The future value of the Shares is unknown and cannot be predicted with certainty.

Netskope, Inc.

2445 Augustine Drive, 3rd Floor

Santa Clara, California 95054

United States of America

Medmindre andet specifikt følger af Aftalen eller anden skriftlig aftale indgået mellem Deltageren og Selskabet eller et Moderselskab eller Datterselskab, bortfalder alle ikke-modnede Betingede Aktier ved Deltagerens fratræden (uanset årsag) uden omkostninger for Selskabet, og Deltageren har ingen yderligere rettigheder i forhold til de Betingede Aktier eller de bagvedliggende Aktier.

6. Økonomiske aspekter ved deltagelse i Planen

Tildelingen af Betingede Aktier har ingen umiddelbare økonomiske konsekvenser for Deltageren. Værdien af de Betingede Aktier indgår ikke i beregningen af feriepenge, pensionsbidrag eller øvrige lovbestemte, vederlagsafhængige ydelser.

Aktier er finansielle instrumenter, og investering i ordinære aktier vil altid være forbundet med en økonomisk risiko. Den fremtidige værdi af Aktierne kendes ikke og kan ikke forudsiges med sikkerhed.

Netskope, Inc.

2445 Augustine Drive, 3rd Floor

Santa Clara, California 95054

United States of America

FINLAND

There are no country-specific provisions.

FRANCE

Terms and Conditions

Language Consent. By accepting the Restricted Sock Units (RSUs), Participant confirms having read and understood the Plan, the French RSU Plan and the Award Agreement, which were provided in the English language. Participant accepts the terms of those documents accordingly.

Consentement sur la Langue. En acceptant cette attribution d’actions gratuites (RSUs), le Participant confirme avoir lu et compris le Plan, le Sous-Plan et le Contrat d’Attribution, qui ont été communiqués en anglais. Le Participant accepte les termes de ces documents en conséquence.

French-Qualified RSUs. The following provisions apply only if Participant is eligible to be granted French-qualified RSUs under the French RSU Plan (as defined below) and it is intended for the Restricted Stock Units to be French-qualified RSUs. If Participant is ineligible to be granted French-qualified RSUs under the French RSU Plan or if such Restricted Stock Units are not granted as French-qualified RSUs, the Restricted Stock Units will not qualify for the special French tax and social security treatment under Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended.

Type of Grant. The Restricted Stock Units are granted as French-qualified RSUs and are intended to qualify for the special tax and social security treatment applicable to Shares granted for no consideration under Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended. The French-qualified RSUs are granted subject to the terms and conditions of the Netskope, Inc. 2025 Equity Incentive Plan French RSU Plan (the “French RSU Plan”).

Certain events may affect the status of the Restricted Stock Units as French-qualified RSUs or the underlying Shares, and the French-qualified RSUs or the underlying Shares may be disqualified in the future. The Company does not make any undertaking or representation to maintain the qualified status of the French-qualified RSUs or of the underlying Shares.

Capitalized terms not defined herein, in the Award Agreement or in the Plan shall have the meanings ascribed to them in the French RSU Plan.

Restrictions on Sale or Transfer of Shares.

(a) Minimum Mandatory Vesting Period. No vesting shall occur prior to the first anniversary of the Grant Date, or such other minimum vesting period applicable to French-qualified RSUs under Section L. 225-197-1 of the French Commercial Code, as amended, or by the French Tax Code or the French Social Security Code, as amended, to benefit from the special tax and social security regime in France.

(b) Minimum Holding Period. Participant may not sell or transfer any Shares issued at vesting until the second anniversary of the Grant Date, or such other period as is required to comply with the minimum mandatory holding period applicable to Shares underlying French-qualified RSUs under Section L. 225-197-1 of the French Commercial Code, as amended, or by the French Tax Code or the French Social Security Code, as amended, to benefit from the special tax and social security regime in France. By way of exception, the Minimum Holding Period shall not apply in the event of death or Disability of the Participant, in accordance with Section L. 225-197-1 of the French Commercial Code.

(c) Closed Periods. Participant may not sell any Shares issued upon vesting of the French-qualified RSUs during certain Closed Periods, to the extent applicable to the Shares underlying the French-qualified RSUs granted by the Company, as described in the French RSU Plan.

(d) Effect of Termination of Service. The restrictions described in provisions (a), (b) and (c) above will continue to apply even after cessation of Participant’s status as a Service Provider.

(e) Effect of Termination of Service due to Death. In accordance with Section 6 of the French RSU Plan, Restricted Stock Units that are not fully vested at the time of death shall become fully transferable to the heirs of the French Participant. The French Participant’s heirs must request that French-qualified RSUs are delivered to them, provided such request is made within six months following the date of the French Participant’s death.

Holding Periods for Executive Corporate Officers. If on the Grant Date the Participant qualifies as an French Corporate Officer of the Company (“mandataires sociaux” as defined Section 3(b)of the French RSU Plan) or any similar official capacity of the Company, Participant may not sell the percentage (%) of the Shares acquired upon vesting of the French-qualified RSUs that is separately specified by the Company until the termination of such official capacity, as long as this restriction is applicable to French-qualified RSUs.

No Transfer of French-Qualified RSUs. French-qualified RSUs may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner during French Participant’s lifetime and upon death only in accordance with Section 6 of the French RSU Plan, and only to the extent required by applicable French laws.

Settlement. French-qualified RSUs that vest in accordance with the terms and conditions herein shall be settled only by the issuance/delivery of Shares.

Notifications

Foreign Asset/Account Reporting Information. If Participant holds cash or Shares acquired under the Plan and the French RSU Plan outside of France, through a foreign bank or brokerage account (including accounts that were opened, held, used and/or closed during the tax year) is required to declare all foreign accounts to the French tax authorities, on a yearly basis in Participant’s annual income tax return, as long as Participant open, holds, uses or closes such account. Failure to comply could trigger significant penalties.

GERMANY

Notifications

Exchange Control Information. Cross-border payments in excess of EUR 50,000 must be reported to the German Federal Bank (Bundesbank). If Participant makes or receives a payment in excess of this amount (including if Participant acquires Shares with a value in excess of this amount under the Plan or sells Shares via a foreign broker, bank, or service provider and receives proceeds in excess of this amount) and/or if the Company withholds Shares with a value in excess of this amount to satisfy its tax withholding obligation related to Tax-Related Items due in connection with the Restricted Stock Units, Participant must report the payment and/or the value of the Shares withheld to Bundesbank either electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available at the Bundesbank’s website (www.bundesbank.de) or via such other method (e.g., by email or telephone) as is permitted by Bundesbank. The report must be submitted monthly or within other such timing as is permitted or required by Bundesbank. Participant should consult with a personal legal advisor to ensure compliance with applicable reporting requirements.

Foreign Asset/Account Reporting Information. In the unlikely event Participant’s acquisition of Shares leads to a so-called “qualified participation” at any point during the calendar year, Participant will need to report the acquisition when Participant files a tax return for the relevant year. A qualified participation occurs only if (i) Participant owns 1% or more of the Company and the value of the Shares exceeds EUR 150,000, or (ii) Participant holds Shares exceeding 10% of the Company’s total Common Stock.

GREECE

There are no country-specific provisions.

HONG KONG

Terms and Conditions

Form of Settlement. Notwithstanding any discretion contained in the Plan, the grant of Restricted Stock Units does not provide any right for Participant to receive a cash payment; the Restricted Stock Units are payable in Shares only.

Sale of Shares. For any Restricted Stock Units that vest within six (6) months of the Date of Grant, Participant agrees that Participant will not dispose of the Shares acquired prior to the six-month anniversary of the Date of Grant.

Notifications

Securities Law Information. WARNING: The Restricted Stock Units and the Shares issued upon vesting do not constitute a public offering of securities under Hong Kong law and are available only to certain employees or other service providers. The Award Agreement, including this Appendix, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. In addition, the documents have not been reviewed by any regulatory authority in Hong Kong. The Restricted Stock Units are intended only for the personal use of each Participant and may not be distributed to any other person. If Participant is in any doubt about any of the contents of the Award Agreement, including this Appendix, or the Plan, Participant should obtain independent professional advice.

INDIA

Notifications

Exchange Control Information. Participant must repatriate any funds received from participation in the Plan (e.g., proceeds from the sale of Shares) within such time as prescribed under applicable Indian exchange control laws, which may be amended from time to time. Participant should obtain a foreign inward remittance certificate (“FIRC”) from the bank where Participant deposits the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Company or the Service Recipient requests proof of repatriation. Participant may be required to provide information regarding funds received from participation in the Plan to the Company and/or the Service Recipient to enable them to comply with their filing requirements under Applicable Laws. Participant is personally responsible for complying with exchange control laws in India, and neither the Company nor the Service Recipient will be liable for any fines or penalties resulting from Participant’s failure to comply with Applicable Laws. Participant should consult with a personal legal advisor to ensure compliance with the applicable requirements.

Foreign Asset/Account Reporting Information. Participant is required to declare the following items in his or her annual tax return: (i) any foreign assets held by Participant (including Shares acquired under the Plan), and (ii) any foreign bank accounts for which Participant has signing authority. It is Participant’s responsibility to comply with applicable tax laws in India. Participant should consult with a personal tax advisor to ensure compliance with the applicable requirements.

IRELAND

There are no country-specific provisions.

ISRAEL

Notifications

Securities Law Information. An exemption from filing a prospectus in relation to the Plan has been granted to the Company by the Israeli Securities Authority. Copies of the Plan and the Company’s Registration Statements for the Plan on Form S-1 and Form S-8 filed or to be filed, as appropriate, with the U.S. Securities and Exchange Commission (“SEC”) are available upon request to the Company or on the U.S. SEC’s website at www.SEC.gov.

ITALY

Terms and Conditions

Plan Document Acknowledgment. By accepting the Restricted Stock Units, Participant acknowledges that Participant has received a copy of the Plan and the Award Agreement, has reviewed those documents in their entirety and fully understands and accepts all provisions of the Plan and the Award Agreement.

Participant further acknowledges that he or she has read and specifically and expressly approves, without limitation, the following sections of the Award Agreement: Section 4: Payment after Vesting; Section 7: Tax Obligations; Section 13: Data Privacy; and the following sections in this Appendix: Section 1: Nature of Grant; Section 2: Language; and Section 5: Venue.

Notifications

Foreign Asset/Account Reporting Information. Italian residents who, at any time during the fiscal year, hold foreign financial assets (e.g., cash, Shares, etc.) which may generate income taxable in Italy are required to report such investments or assets on their annual tax returns (UNICO Form, RW Schedule) or on a special form if no tax return is due. The same reporting duties apply to Italian residents who are beneficial owners of the foreign financial assets pursuant to Italian money laundering provisions, even if they do not directly hold the foreign asset abroad. Participant should consult with a personal tax advisor to ensure compliance with the applicable requirements.

Tax on Foreign Financial Assets. The value of any Shares (and certain other foreign assets) Participant holds outside of Italy will be subject to a foreign financial assets tax. Financial assets include Shares acquired under the Plan. The taxable amount will be the fair market value of the financial assets assessed at the end of each calendar year.

JAPAN

Notifications

Exchange Control Information. If Participant acquires Shares valued at more than JPY 100,000,000 in a single transaction, Participant must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days after the acquisition of Shares. Participant should consult with a personal tax advisor to ensure compliance with the applicable reporting requirements.

Foreign Asset/Account Reporting Information. If Participant holds assets outside of Japan (e.g., Shares acquired under the Plan) with a value exceeding JPY 50,000,000 (as of December 31 each year), Participant is required to comply with annual tax reporting obligations with respect to such assets. Such report is due by June 30 each year. Participant should consult with a personal tax advisor to ensure compliance with applicable reporting requirements.

MALAYSIA

Notifications

Director Notification Obligation. If Participant is a director of a Malaysian Parent or Subsidiary, Participant is subject to certain notification requirements under the Malaysian Companies Act, 2016. Among these requirements is an obligation to notify the Malaysian Parent or Subsidiary in writing when Participant receives an interest (e.g., the Restricted Stock Units, Shares, etc.) in the Company or any related company. In addition, Participant must notify the Malaysian Parent or Subsidiary when Participant sells Shares of the Company or any related company (including when Participant sells Shares acquired pursuant to the vesting of the Restricted Stock Units). These notifications must be made within 14 days of acquiring or disposing of any interest in the Company or any related company.

MEXICO

Terms and Conditions

Acknowledgement of the Award Agreement. By accepting the Restricted Stock Units, Participant acknowledges that he or she has received a copy of the Plan and the Award Agreement, which he or she has reviewed. Participant further acknowledges that he or she accepts all the provisions of the Plan and the Award Agreement. Participant also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in Section 1 of this Appendix, which clearly provide as follows:

(1) Participant’s participation in the Plan does not constitute an acquired right;

(2) The Plan and Participant’s participation in it are offered by the Company on a wholly discretionary basis;

(3) Participant’s participation in the Plan is voluntary; and

(4) The Company and any Parent or Subsidiary are not responsible for any decrease in the value of any Shares acquired under the Plan.

Labor Law Acknowledgement and Policy Statement. By accepting the Restricted Stock Units, Participant acknowledges that the Company, with registered offices at 2445 Augustine Drive, 3rd Floor, Santa Clara, California 95054, U.S.A., is solely responsible for the administration of the Plan. Participant further acknowledges that his or her participation in the Plan, the grant of Restricted Stock Units and any acquisition of Shares under the Plan do not constitute an employment relationship between Participant and the Company because Participant is participating in the Plan on a wholly commercial basis. Based on the foregoing, Participant expressly acknowledges that the Plan and the benefits that he or she may derive from participation in the Plan do not establish any rights between Participant and the Service Recipient and do not form part of the employment conditions and/or benefits provided by the Service Recipient, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.

Participant further understands that his or her participation in the Plan is the result of a unilateral and discretionary decision of the Company and, therefore, the Company reserves the absolute right to amend and/or discontinue Participant’s participation in the Plan at any time, without any liability to Participant.

Finally, Participant hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and that he or she therefore grants a full and broad release to the Company, its Parent, Subsidiaries, branches, representation offices, stockholders, officers, agents or legal representatives, with respect to any claim that may arise.

Spanish Translation

Reconocimiento del Acuerdo de Adjudicación. Al aceptar las Unidades de Acciones Restringidas (“RSUs”), el Participante reconoce que ha recibido y revisado una copia del Plan y del Acuerdo de Adjudicación. El Participante reconoce y acepta todas las disposiciones del Plan y del Acuerdo de Adjudicación. El Participante también reconoce que ha leído y aprobado de forma expresa los términos y condiciones establecidos en la Sección 1 de este Apéndice, que claramente establece lo siguiente:

(1) La participación del Participante en el Plan no constituye un derecho adquirido;

(2) El Plan y la participación del Participante en él es ofrecido por la Compañía de manera completamente discrecional;

(3) La participación del Participante en el Plan es voluntaria; y

(4) La Compañía y su Padre y su Subsidiaria no son responsables por ninguna disminución en el valor de las Acciones adquiridas en virtud del Plan.

Reconocimiento del Derecho Laboral y Declaración de la Política. Al aceptar el otorgamiento de los RSUs, el Participante reconoce que la Compañía, con domicilio social en 2445 Augustine Drive, 3rd Floor, Santa Clara, California 95054, EE.UU, es la única responsable de la administración del Plan. Además, el Participante reconoce que su participación en el Plan, la concesión de los RSUs y cualquier adquisición de Acciones en virtud del Plan no constituyen una relación laboral entre el Participante y la Compañía, en virtud de que el Participante está participando en el Plan sobre una base totalmente comercial. Por lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que puedan derivarse de su participación no establecen ningún derecho entre el Participante y el Recipiente del Servicio y que no forman parte de las condiciones de trabajo y/o beneficios otorgados por el Recipiente del Servicio, y cualquier modificación del Plan o la terminación no constituirá un cambio o modificación de los términos y condiciones en el empleo del Participante.

Además, el Participante comprende que su participación en el Plan es el resultado de una decisión discrecional y unilateral de la Compañía, por lo que la misma se reserva el derecho absoluto de modificar y/o suspender la participación del Participante en el Plan en cualquier momento, sin responsabilidad alguna del Participante.

Finalmente, el Participante manifiesta que no se reserva acción o derecho alguno que origine una demanda en contra de la Compañía, por cualquier indemnización o daño relacionado con las disposiciones del Plan o de los beneficios otorgados en el mismo, y en consecuencia el Participante libera de la manera más amplia y total de responsabilidad a la Compañía, sus padre, subsidiarias, sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales con respecto a cualquier demanda que pudiera surgir.

Notifications

Securities Law Information. The Restricted Stock Units granted, and any Shares acquired, under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, Award Agreement and any other document relating to the Restricted Stock Units may not be publicly distributed in Mexico. These materials are addressed to Participant because of his or her existing relationship with the Company and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities, but rather a private placement of securities addressed specifically to individuals who are present employees made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

NETHERLANDS

There are no country-specific provisions.

NEW ZEALAND

Notifications

Securities Law Information. WARNING: Participant is being offered Restricted Stock Units which, upon vesting in accordance with the terms of the Award Agreement and the Plan, will enable Participant to acquire Shares. The Shares, if issued, will give Participant a stake in the ownership of the Company. Participant may receive a return if dividends are paid.

If the Company runs into financial difficulties and is wound up, Participant will be paid only after all creditors and holders of preference shares (if any) have been paid. Participant may lose some or all of his or her investment, if any.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, Participant may not be given all the information usually required. Participant will also have fewer other legal protections for this investment.

The Shares are quoted on the Nasdaq Stock Market. This means that if the Participant acquires Shares under the Plan, Participant may be able to sell such Shares on the Nasdaq if there are interested buyers. If Participant sells his or her investment, the price Participant gets may vary depending on factors such as the financial condition of the Company. Participant may receive less than the full amount that Participant paid for the investment, if anything. The price will depend on the demand for Shares.

A copy of the Company’s most recent financial statements (and, if applicable, a copy of the auditor’s report on those financial statements) as well as information on risk factors impacting the Company’s business that may affect the value of the Shares, are included in the Company’s Registration Statement on Form S-1 and (when applicable) the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These documents have been or will be filed with the U.S. Securities and Exchange Commission and are or will be available to Participant free of charge online at www.sec.gov or on the Company’s website at https://www.netskope.com/ under “Investor Relations” or other similar tab.

Participant should ask questions, read all documents carefully, and seek independent financial advice before committing himself or herself.

PHILIPPINES

Terms and Conditions

Necessary Approvals. The offering of the Plan is subject to certain securities approval/confirmation requirements in the Philippines with the Philippine Securities and Exchange Commission. If the Company has not obtained, or does not maintain, the necessary securities approval/confirmation prior to any vesting date, Participant will not vest in the Restricted Stock Units and no Shares will be issued under the Plan. The Restricted Stock Units shall vest and Shares shall be issued only if and when all necessary securities approvals/confirmations have been obtained and are maintained.

Notifications

Securities Law Information. Participant acknowledges that there are risks with participating in the Plan, which include (without limitation) the risk of fluctuation in the price of the Shares on the open market and the risk of currency fluctuations between the U.S. dollar and Participant’s local currency. In this regard, Participant should note that the value of any Shares Participant may acquire under the Plan may decrease after the Shares are issued, and fluctuations in foreign exchange rates between Participant’s local currency and the U.S. dollar may affect the value of the Shares or any amounts due to Participant pursuant to the vesting of the Restricted Stock Units or the subsequent sale of any Shares. The Company is not making any representations, projections or assurances about the value of the Shares now or in the future.

For further information on risk factors impacting the Company’s business that may affect the value of the Shares, Participant understands that Participant can refer to the risk factors discussion in the Company’s Registration Statement on Form S-1 and (when applicable) the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s website at https://www.netskope.com/. In addition, Participant may receive, free of charge, a copy of the Company’s Registration Statement on Form S-1 and (when applicable) the Company’s Annual Report, Quarterly Reports, or any other reports, proxy statements or communications distributed to the Company’s stockholders by contacting Investor Relations at Netskope, Inc., 2445 Augustine Drive, 3rd Floor, Santa Clara, California 95054, U.S.A.

Participant acknowledges that Participant is permitted to sell Shares acquired under the Plan through the administrator appointed by the Company (or such other broker to whom Participant transfers Shares), provided that such sale takes place outside of the Philippines through the facilities of the Nasdaq Stock Market on which the Shares are listed.

POLAND

Notifications

Exchange Control Information. If Participant holds cash and foreign securities (e.g., Shares) and/or maintains accounts abroad, Participant must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (when combined with all other assets possessed abroad) exceeds PLN 7 million. If required, the reports must be filed on a quarterly basis on special forms that are available on the website of the National Bank of Poland. Further, if Participant transfers funds in excess of EUR 15,000 into or out of Poland, the funds must be transferred via a bank account. Participant is required to retain the documents connected with a foreign exchange transaction for a period of five (5) years, as measured from the end of the year in which such transaction occurred. Participant should consult with a personal legal advisor to ensure compliance with applicable reporting requirements.

PORTUGAL

Terms and Conditions

Language Consent. Participant hereby expressly declares that Participant has full knowledge of the English language and has read, understood and fully accepted and agreed with the terms and conditions established in the Notice of Grant, the Award Agreement and the Plan.

Conhecimento da Lingua. O Participante declara expressamente que possui pleno conhecimento da língua inglesa e leu, compreendeu, aceitou e concordou integralmente com os termos e condições estabelecidos no Aviso de Concessão, no Contrato de Concessão e no Plano.

Notifications

Exchange Control Information. If Participant receives Shares upon vesting and settlement of the Restricted Stock Units, the acquisition of such Shares should be reported to the Banco de Portugal for statistical purposes. If the Shares are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report on Participant’s behalf. If the Shares are not deposited with a commercial bank or financial intermediary in Portugal, Participant is responsible for submitting the report to the Banco de Portugal.

ROMANIA

Terms and Conditions

Language Consent. By accepting the Restricted Stock Units, Participant acknowledges that he or she is proficient in reading and understanding English, and has read and acknowledges that Participant has fully understood the terms of the documents related to the grant (the Notice of Grant, the Award Agreement and the Plan), which were provided in the English language. Participant accepts the terms of these documents accordingly.

Consimtamant cu privire la limba. Prin acceptarea Unităților de Acțiuni Restricționate, Participantul recunoaște că are cunoștințe avansate de citire și înțelegere a limbii engleze și a citit și recunoaște că Participantul a înțeles pe deplin termenii documentelor aferente grantului (Notificarea de Grant, Acordul de Atribuire și Planul), care au fost furnizate în limba engleză. Participantul acceptă termenii acestor documente în consecință.

Notifications

Exchange Control Information. Participant is generally not required to seek authorization from the National Bank of Romania to participate in the Plan or to open and operate a foreign bank account to receive any proceeds under the Plan. However, Participant may be required to provide the Romanian bank to which Participant transfers any proceeds under the Plan with appropriate documentation regarding the source of income. Participant should consult with a personal legal advisor to ensure compliance with applicable reporting requirements.

SAUDI ARABIA

Notifications

Securities Law Information. The Award Agreement and related Plan documents may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offers of Securities and Continuing Obligations issued by the Capital Market Authority (“CMA”). The CMA does not make any representation as to the accuracy or completeness of the Award Agreement, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of the Award Agreement. Participant should conduct his or her own due diligence on the accuracy of the information relating to the Shares. If Participant does not understand the contents of the Award Agreement, Participant should consult with an authorized financial adviser.

SINGAPORE

Notifications

Securities Law Information. The Restricted Stock Units are granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) under which they are exempt from the prospectus and registration requirements and are not made with a view to the underlying Shares being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Participant should note that the Restricted Stock Units are subject to section 257 of the SFA and that Participant will not be able to make any offer or subsequent sale of the Shares in Singapore, unless such offer or sale is made (i) after six (6) months from the Date of Grant, or (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA, or pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA.

Director Notification Obligation. If Participant is a director, associate director or shadow director of a Singapore Parent or Subsidiary, Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singaporean Parent or Subsidiary in writing when he or she receives or sells an interest in the Company or any related companies (including when Participant receives or sells Shares acquired under the Plan). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of Participant’s interests in the Company within two business days of becoming a director. These notification requirements apply regardless of whether the directors are residents of or employed in Singapore. If Participant is the chief executive officer (“CEO”) of a Singapore Parent or Subsidiary and the above notification requirements are determined to apply to the CEO of a Singapore Parent or Subsidiary, the above notification requirements also will apply to Participant.

SOUTH AFRICA

Terms and Conditions

Tax Obligations. The following provision supplements Section 7 of the Award Agreement:

By accepting the Restricted Stock Units, Participant agrees that, immediately upon vesting and settlement of the Restricted Stock Units, Participant shall notify the Service Recipient of the amount of any gain realized upon receipt of the Shares. If Participant fails to advise the Service Recipient of the gain realized upon vesting and settlement, Participant may be liable for a fine. Participant shall be solely responsible for paying any difference between the actual tax liability and any amount withheld by the Service Recipient.

Notifications

Securities Law Information. A copy of the Company’s most recent financial statements (and, if applicable, a copy of the auditor’s report on those financial statements) as well as information on risk factors impacting the Company’s business that may affect the value of the Shares, are included in the Company’s Registration Statement on Form S-1 and (when applicable) the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These documents have been or will be filed with the U.S. Securities and Exchange Commission and are or will be available to Participant free of charge online at www.sec.gov or on the Company’s website at https://www.netskope.com/ under “Investor Relations” or other similar tab.

A copy of the above documents, as well as the Plan and Plan prospectus, will be sent to Participant free of charge upon written request to the Company at stockadmin@netskope.com.

Exchange Control Information. Because no transfer of funds from South Africa is required in connection with the Restricted Stock Units, no filing or reporting requirements should apply when the Restricted Stock Units are granted or when Shares are issued upon vesting and settlement of the Restricted Stock Units. However, because the exchange control regulations are subject to change, Participant should consult with a personal advisor prior to vesting and settlement of the Restricted Stock Units to ensure compliance with current regulations. Participant is responsible for ensuring compliance with all exchange control laws in South Africa.

SOUTH KOREA

Notifications

Exchange Control Information. If Participant sells Shares acquired under the Plan and/or receives cash dividends on the Shares, Participant may have to file a report with a Korean foreign exchange bank, provided the proceeds are in excess of USD 5,000 (per transaction) and deposited into a non-Korean bank account. A report may not be required if proceeds are deposited into a non-Korean brokerage account. It is Participant’s responsibility to ensure compliance with any applicable exchange control reporting obligations. Participant should consult with a personal legal advisor to ensure compliance with applicable reporting requirements.

Foreign Asset/Account Reporting Information. Participant is required to declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts in June of the following year if the monthly balance of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency) on any month-end date during a calendar year. Participant should consult with a personal legal advisor to ensure compliance with applicable reporting requirements.

SPAIN

Terms and Conditions

Nature of Grant. The following provision supplements Section 1 of this Appendix:

By accepting the Restricted Stock Units, Participant consents to participate in the Plan and acknowledges having received and read a copy of the Plan.

Participant understands that the Company has unilaterally, gratuitously and in its discretion decided to grant Restricted Stock Units under the Plan to select Service Providers of the Company or any Parent or Subsidiary throughout the world. The decision to grant the Restricted Stock Units is a limited decision that is entered into upon the express assumption and condition that (a) any Restricted Stock Unit grant will not economically or otherwise bind the Company or any Parent or Subsidiary, including the Service Recipient, on an ongoing basis other than as set forth in this Award Agreement (i.e., the Restricted Stock Units are not to be considered an acquired right or more beneficial condition to be repeated in the future); (b) the Restricted Stock Units shall not become part of any employment or service contract (whether with the Company or any Parent or Subsidiary, including the Service Provider) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever, and (c) the Restricted Stock Units will cease vesting upon termination of Participant’s status as a Service Provider, as detailed in the following paragraph. Further, Participant understands and freely accepts that there is no guarantee that any benefit shall arise from any gratuitous and discretionary grant since the future value of the Restricted Stock Units and Shares is unknown and unpredictable.

Participant understands and agrees that, as a condition of the grant of the Restricted Stock Units, Participant’s termination of status as a Service Provider for any reason (including for the reasons listed below) will automatically result in the cancellation and loss of any Restricted Stock Units that may have been granted to Participant and that were not fully vested on the date of termination of Participant’s status as a Service Provider. In particular, Participant understands and agrees that, unless otherwise expressly provided for by the Company at the Date of Grant, the Restricted Stock Units will be cancelled without entitlement to the Shares or to any amount as indemnification if Participant terminates status as a Service Provider by reason of, including, but not limited to: resignation, death, disability, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause (i.e., subject to a “despido improcedente”), individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Company or the Service Recipient, and under Article 10.3 of Royal Decree 1382/1985.

Participant also understands that the Restricted Stock Units would not be granted but for the assumptions and conditions set forth herein; thus, Participant understands, acknowledges and freely accepts that, should any or all of the assumptions be mistaken or any of the conditions not be met for any reason, the Restricted Stock Units and any rights to the underlying Shares shall be null and void.

Notifications

Securities Law Information. No “offer of securities to the public,” within the meaning of Spanish law, has taken place or will take place in the Spanish territory in connection with the Restricted Stock Units. The Plan, the Award Agreement and any other documents evidencing the grant of the Restricted Stock Units have not been, nor will they be, registered with the Comisión Nacional del Mercado de Valores (the Spanish securities regulator), and none of those documents constitutes a public offering prospectus.

Exchange Control Information. Participant is required to electronically declare to the Bank of Spain any security accounts (including brokerage accounts held abroad), as well as the securities (including Shares acquired under the Plan) held in such accounts if the value of the transactions for all such accounts during the prior year or the balances of such accounts as of December 31 of the prior year exceeds EUR 1 million.

Different thresholds and deadlines to file the declaration apply. However, if neither such transactions during the immediately preceding year nor the balances / positions as of December 31 exceed EUR 1 million, no such declaration must be filed unless expressly required by the Bank of Spain. If any of such thresholds were exceeded during the current year, Participant may be required to file the relevant declaration corresponding to the prior year, however, a summarized form of declaration may be available. Participant should consult his or her personal tax or legal advisor for further information regarding applicable exchange control reporting obligations.

Foreign Asset/Account Reporting Information. Participant is required to report assets or rights deposited or held outside of Spain (including Shares acquired under the Plan or cash proceeds from the sale of Shares acquired under the Plan) if the value of such right or asset exceeds EUR 50,000 per type of asset or right. This obligation applies to assets and rights held as of December 31 (or at any time during the year in which the asset or right is sold or otherwise disposed of) and requires that information on such assets and rights be included in Participant’s tax return filed with the Spanish tax authorities for such year. After such assets or rights are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously reported asset or right increases by more than EUR 20,000 or if ownership of such asset or right is transferred or relinquished during the year.

SWEDEN

Terms and Conditions

Tax Obligations. The following provision supplements Section 7 of the Award Agreement:

Without limiting the Company’s and the Service Recipient’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 7 of the Award Agreement, by accepting the Restricted Stock Units, Participant authorizes the Company and/or the Service Recipient to sell or withhold Shares otherwise deliverable to Participant upon vesting and settlement to satisfy

Tax-Related Items, regardless of whether the Company and/or the Service Recipient have an obligation to withhold such Tax-Related Items.

SWITZERLAND

Notifications

Securities Law Information. Neither this document nor any other materials relating to the Restricted Stock Units (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company, or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).

TAIWAN

Notifications

Securities Law Information. The grant of the Restricted Stock Units and the Shares to be issued upon settlement of the Restricted Stock Units are available only for Service Providers of the Company or the Service Recipient. It is not a public offer of securities by a Taiwanese company; therefore, it is exempt from registration in Taiwan.

Exchange Control Information. Participant may acquire and remit foreign currency (including proceeds from the sale of Shares) up to USD 10,000,000 per year without justification. If the transaction amount is TWD 500,000 or more in a single transaction, Participant must submit a Foreign Exchange Transaction Form and also provide supporting documentation to the satisfaction of the remitting bank. Participant should consult with a personal legal advisor to ensure compliance with applicable exchange control laws in Taiwan.

THAILAND

Notifications

Exchange Control Information. If Participant is a Thai resident, Participant may be required to immediately repatriate the proceeds from the sale of Shares acquired under the Plan or from any dividends paid on such Shares to Thailand if the funds received in a single transaction are USD 1,000,000 or more, unless an exemption applies (e.g., where funds will be used offshore for any permissible purposes under exchange control regulations and the relevant form and supporting documents have been submitted to a commercial bank in Thailand). Participant also may be required to either convert such repatriated proceeds to Thai Baht or deposit the proceeds into a foreign currency deposit account within 360 days of repatriation. The inward remittance must be specifically reported to the Bank of Thailand on a foreign exchange transaction form. Participant also may be required to provide details of the transaction (i.e., identification information and purpose of the transaction) to the receiving bank.

If Participant does not repatriate such funds and utilizes them offshore for permissible purposes (i.e., purposes not listed in the negative list prescribed by the Bank of Thailand), Participant must obtain a waiver of the repatriation requirement from a commercial bank in Thailand by submitting an application and supporting documents evidencing that such funds will be utilized offshore for permissible purposes.

UNITED ARAB EMIRATES

Notifications

Securities Law Information. Participation in the Plan is being offered only to eligible Service Providers and is in the nature of an “exempt personal offer” of equity incentives to such individuals in the United Arab Emirates. The Plan and the Award Agreement are intended for distribution only to such individuals and must not be delivered to, or relied on by, any other person. Prospective purchasers of any underlying Shares issued pursuant to the Restricted Stock Units should conduct their own due diligence on the securities. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development has approved the Plan or the Award Agreement nor taken steps to verify the information set out therein, and has no responsibility for such documents.

UNITED KINGDOM

Terms and Conditions

Form of Settlement. Notwithstanding anything to the contrary set out in the Award Agreement or the Plan, Restricted Stock Units granted to Participants in the United Kingdom shall be paid in Shares only, not cash.

Tax Obligations. The following provision supplements Section 7 of the Award Agreement:

Without limitation to Section 7 of the Award Agreement, Participant agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Service Recipient or by HM Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). Participant also agrees to indemnify and keep indemnified the Company and the Service Recipient against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Participant’s behalf.

Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision may not apply to Participant if the indemnification is viewed as a loan. In such case, if the amount of any income tax due is not collected from or paid by Participant within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute an additional benefit to Participant on which additional income tax and National Insurance contributions (“NICs”) may be payable. Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Service Recipient (as appropriate) for the value of any employee NICs due on this additional benefit, which the Company or the Service Recipient may obtain from Participant by any of the means referred to in the Plan or Section 7 of the Award Agreement.

Joint Election. As a condition of Participant’s participation in the Plan, Participant agrees to accept any liability for secondary Class 1 National Insurance contributions that may be payable by the Company or the Service Recipient (or any successor to the Company or the Service Recipient) in connection with the Restricted Stock Units and any event giving rise to Tax-Related Items (the “Employer NICs”). The Employer NICs may be collected by the Company or the Service Recipient using any of the methods described in the Plan or in Section 7 of the Award Agreement.

Without prejudice to the foregoing, by accepting the Restricted Stock Units, Participant agrees to enter into a joint election with the Company and/or the Service Recipient, the form of such Joint Election being formally approved or pre-approved by HMRC (the “NIC Joint Election”), a copy of which is attached to this Appendix, and any other consent or election required by the Company or the Service Recipient in respect of the Employer NICs liability. Participant further agrees to execute such other elections as may be required by any successor to the Company and/or the Service Recipient for the purpose of continuing the effectiveness of his or her Joint Election.

If Participant does not enter into the NIC Joint Election prior to the first vesting date or any event giving rise to Tax-Related Items, or if approval of the NIC Joint Election has been withdrawn by HMRC, or if the NIC Joint Election is jointly revoked by Participant and the Company, the Restricted Stock Units shall, without any liability to the Company, be forfeited. Unless expressly revoked, the NIC Joint Election shall apply to the Restricted Stock Units and to all future restricted stock units granted by the Company to Participant.

Attachment to Appendix for the United Kingdom

Important Note on the

Joint Election to Transfer Employer National Insurance Contributions

By accepting the Restricted Stock Units through the Company’s online acceptance procedure (or by signing the Award Agreement), Participant is agreeing to be bound by the terms of the Joint Election to Transfer Employer National Insurance Contributions (“NIC Joint Election”). Participant should read the terms of the NIC Joint Election carefully before accepting the Award Agreement.

Participant understands and agrees that regardless of how Participant has accepted the Restricted Stock Units, the Company or the Service Recipient may still require Participant to separately electronically sign to accept the NIC Joint Election or to sign a paper copy of the NIC Joint Election (or a substantially similar form) if the Company determines such is necessary to give effect to the NIC Joint Election.

By entering into the NIC Joint Election on the next page:

•
Participant is agreeing that any Employer NICs liability that may arise in connection with the vesting of the Restricted Stock Units or the acquisition of Shares or other taxable events in connection with the Restricted Stock Units will be transferred to Participant; and
•
Participant is authorizing the Company and/or the Service Recipient to recover an amount sufficient to cover this liability by any method set forth in the Award Agreement and/or the NIC Joint Election, including but not limited to deductions from Participant’s salary or other payments due or sale of sufficient Shares acquired pursuant to the Restricted Stock Units.

Participant should print and keep a copy of the NIC Joint Election for his or her records.

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Election to Transfer the Employer’s Liability for

National Insurance Liability to the Employee

(UK Employees)

1.
Parties

This Election is between:

(A)
The individual who has gained authorized access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to receive and may have received stock options (“Options”) or restricted stock units (“RSUs” and together with Options, “Awards“) pursuant to the terms and conditions of the Netskope, Inc. 2025 Equity Incentive Plan (the “Plan”), and
(B)
Netskope, Inc. of 2445 Augustine Drive, 3rd Floor, Santa Clara, California 95054 (the “Company”), which may grant Awards under the Plan and is entering into this Election on behalf of the Employer.
2.
Purpose of Election
2.1.
This Election relates to all Awards granted to Employee under the Plan up to the termination date of the Plan.
2.2.
In this Election the following words and phrases have the following meanings:

“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.

“Relevant Employment Income” from Awards on which Employer’s National Insurance Contributions becomes due is defined as:

(i)
an amount that counts as employment income of the earner under section 426 ITEPA (restricted securities: charge on certain post-acquisition events);
(ii)
an amount that counts as employment income of the earner under section 438 of ITEPA (convertible securities: charge on certain post-acquisition events); or
(iii)
any gain that is treated as remuneration derived from the earner’s employment by virtue of section 4(4)(a) SSCBA, including without limitation:
(A)
the acquisition of securities pursuant to the Awards (within the meaning of section 477(3)(a) of ITEPA);
(B)
the assignment (if applicable) or release of the Awards in return for consideration (within the meaning of section 477(3)(b) of ITEPA);

(C)
the receipt of a benefit in connection with the Awards, other than a benefit within (i) or (ii) above (within the meaning of section 477(3)(c) of ITEPA).

“SSCBA” means the Social Security Contributions and Benefits Act 1992.

“Taxable Event” means any event giving rise to Relevant Employment Income.

2.3.
This Election relates to the Employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise in respect of Relevant Employment Income in respect of the Awards pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.
2.4.
This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.
2.5.
This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).
2.6.
Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and the Award agreement. This Election will have effect in respect of the Awards and any awards which replace the Awards following their grant in circumstances where section 483 of ITEPA applies.
3.
Election

The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability that arises on any Relevant Employment Income is hereby transferred to the Employee. The Employee understands that by electronically accepting or by signing this Election, or by accepting the Awards, he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 to SSCBA.

4.
Payment of the Employer’s Liability
4.1.
The Employee hereby authorizes the Company and/or the Employer to collect the Employer’s Liability in respect of any Relevant Employment Income from the Employee at any time after the Taxable Event:
(i)
by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Taxable Event; and/or
(ii)
directly from the Employee by payment in cash or cleared funds; and/or

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(iii)
by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the Awards; and/or
(iv)
where the proceeds of the gain are to be paid through a third party, by that party withholding an amount from the payment or selling some of the securities which the Employee is entitled to receive in respect of the Awards; and/or
(v)
by any other means specified in the applicable Award agreement.
4.2.
The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities in respect of the Awards to the Employee until full payment of the Employer’s Liability is received.
4.3.
The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HM Revenue and Customs on behalf of the Employee within 14 days after the end of the UK tax month during which the Taxable Event occurs (or within 17 days after the end of the UK tax month during which the Taxable Event occurs, if payments are made electronically).
5.
Duration of Election
5.1.
The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.
5.2.
This Election will continue in effect until the earliest of the following:
(i)
the Employee and the Company agree in writing that it should cease to have effect;
(ii)
on the date the Company serves written notice on the Employee terminating its effect;
(iii)
on the date HM Revenue and Customs withdraws approval of this Election; or
(iv)
after due payment of the Employer’s Liability in respect of the entirety of the Awards to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.
5.3.
This Election will continue in full force regardless of whether the Employee ceases to be an employee of the Employer.

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Acceptance by the Employee

The Employee acknowledges that, as a condition of exercising Options and/or settlement of the RSUs, by electronically accepting or signing this Election and/or by accepting the Awards (whether by signing the Award Agreement or via the Company’s designated electronic acceptance procedures), the Employee agrees to be bound by the terms of this Election.

Name

Signature

Date

Acceptance by the Company

The Company acknowledges that, by arranging for the signature of an authorized representative to appear on this Election, the Company agrees to be bound by the terms of this Election.

[INSERT SCANNED SIGNATURE]

By:	[Name]
[Title]

4

Schedule of Employer Companies

The following Employer(s) shall be covered by the Joint Election:

Netskope UK LTD

Address:	Suite 4, 7th Floor 50 Broadway London SW1H 0DB United Kingdom
Company Registration Number:	09010620
Corporation Tax Number:	9205320077
PAYE Reference:	120/GB07439

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